=================================================================


                   PURCHASE AND SALE AGREEMENT



                             between




              THE NEWHALL LAND AND FARMING COMPANY,
                a California limited partnership,
                               and
                  McDOWELL MOUNTAIN RANCH, INC.,
                     an Arizona corporation,
                            as Seller,


                               and

                      SUNBELT/H & H L.L.C.,
              an Arizona limited liability company,
                               and
            McDOWELL MOUNTAIN RANCH INVESTORS, L.L.C.,
              a Delaware limited liability company,
                             as Buyer


        100% of the limited and general partner interests
         in McDOWELL MOUNTAIN RANCH LIMITED PARTNERSHIP,
                  an Arizona limited partnership


=================================================================

                        TABLE OF CONTENTS



  RECITALS.................................................  1

  AGREEMENT................................................  2

  1.       DEFINITIONS.....................................  2
           1.1      "AGREEMENT"............................  2
           1.2      "AGREEMENT DATE".......................  2
           1.3      "ASSOCIATION DOCUMENTS"................  2
           1.4      "CFD DEVELOPMENT AGREEMENT"............  2
           1.5      "CLOSING"..............................  2
           1.6      "CODE".................................  2
           1.7      "DECLARATION"..........................  2
           1.8      "DEVELOPMENT AGREEMENT"................  2
           1.9      "DEVELOPMENT PLAN".....................  3
           1.10     "DISTRICT".............................  3
           1.11     "ENVIRONMENTAL LAW OR ORDER"...........  3
           1.12     "ESCROW AGENT".........................  3
           1.13     "HAZARDOUS MATERIALS"..................  3
           1.14     "ID DEVELOPMENT AGREEMENT".............  3
           1.15     "IMPROVEMENT DISTRICT".................  3
           1.16     "LOTS".................................  3
           1.17     "MAPS OF DEDICATION"...................  3
           1.18     "MASTER PLANS".........................  4
           1.19     "PARTNERSHIP AGREEMENT"................  4
           1.20     "PARTNERSHIP INTERESTS"................  4
           1.21     "PERSON"...............................  4
           1.22     "PERSONAL PROPERTY"....................  4
           1.23     "PROJECT"..............................  4
           1.24     "PROPERTY".............................  4
           1.25     "PURCHASE PRICE".......................  4
           1.26     "REAL PROPERTY"........................  4
           1.27     "TAXES"................................  5
           1.28     "TITLE INSURERS".......................  5
           1.29     "TITLE COMMITMENTS"....................  5

  2.       AGREEMENT OF PURCHASE AND SALE..................  5

  3.       PURCHASE PRICE..................................  5
           3.1      EARNEST MONEY DEPOSIT..................  5
           3.2      BALANCE OF PURCHASE PRICE..............  6
           3.3      DISPOSITION OF EARNEST MONEY...........  6

4.       PURCHASE PRICE ADJUSTMENT.........................  6
         4.1      ADJUSTMENT SCHEDULE......................  6
         4.2      RECURRING EXPENSES.......................  7
         4.3      POST-CLOSING ADJUSTMENT..................  8

5.       CONDITIONS PRECEDENT..............................  8
         5.1      BUYER'S CONDITIONS PRECEDENT.............  8
                  5.1.1    SURVEY AND TITLE................  8
                  5.1.2    SUITABILITY OF ASSETS AND
                           LIABILITIES AND OTHER MATTERS... 11
                  5.1.3    NO MATERIAL ADVERSE CHANGE...... 12
                  5.1.4    ACCURACY OF REPRESENTATIONS
                           AND WARRANTIES.................. 12
                  5.1.5    PERFORMANCE OF AGREEMENTS....... 13
                  5.1.6    NO LITIGATION................... 13
                  5.1.7    CONSENTS, WAIVERS, LICENSES
                           AND FILINGS..................... 13
                  5.1.8    ESTOPPELS....................... 13
                  5.1.9    AMENDMENT TO PARTNERSHIP
                           AGREEMENT....................... 14
                  5.1.10  REQUIRED ACTION.................. 14
                  5.1.11  CONSENTS AND NOTICES............. 14
                  5.1.12  PARCEL O TRACT DECLARATION....... 14
                  5.1.13  PHASE I REPORT................... 14
                  5.1.14  STAINED AREAS 15
                  5.1.15  RIGHT TO WAIVE; DEEMED APPROVAL.. 16
         5.2      SELLER'S CONDITIONS PRECEDENT............ 16
                  5.2.1    NO MATERIAL CHANGE.............. 16
                  5.2.2    REQUIRED ACTION................. 16
                  5.2.3    ACCURACY OF REPRESENTATIONS
                           AND WARRANTIES.................. 16
                  5.2.4    CONSENT UNDER OPTION
                           AGREEMENTS...................... 16
                  5.2.5    PERFORMANCE OF AGREEMENTS....... 17
                  5.2.6    RIGHT TO WAIVE; DEEMED
                           APPROVAL........................ 17

6.       TITLE INSURANCE POLICIES; ASSIGNMENT OF PARTNERSHIP
         INTERESTS; OTHER TRANSFERS........................ 17
         6.1      OWNER'S TITLE INSURANCE POLICY........... 17
         6.2      ASSIGNMENT OF PARTNERSHIP INTERESTS...... 17
         6.3      TRANSFER OF OTHER ASSETS................. 18
                  6.3.1    TRADENAME AND SERVICE MARKS..... 18
                  6.3.2    CONTRACTS AND PERMITS........... 18
                  6.3.3    PERSONAL PROPERTY............... 18

7.       THE ESCROW........................................ 19
         7.1      ESCROW INSTRUCTIONS...................... 19
         7.2      OPENING.................................. 19
         7.3      CLOSING.................................. 19
         7.4      ACTION AT THE CLOSING BY SELLER.......... 19
         7.5      ACTION AT THE CLOSING BY BUYER........... 20

         7.6      CLOSING COSTS............................ 21
         7.7      ESCROW CANCELLATION CHARGES.............. 21

8.       BUYER'S ADDITIONAL COVENANTS.  . ................. 22

9.       SELLER'S ADDITIONAL COVENANTS. 22
         9.1      CONDUCT OF BUSINESS OF COMPANY........... 22
         9.2      EXCLUSIVE DEALING.... 22
         9.3      MAINTENANCE OF THE PROJECT............... 22
         9.4      PURCHASE AND SALE AGREEMENTS............. 23
         9.5      POST-CLOSING TRANSFERS................... 23
         9.6      POST-CLOSING BALANCE SHEET UPDATE........ 23
         9.7      WAIVER OF CONTRIBUTION................... 23

10.      REPRESENTATIONS AND WARRANTIES OF BUYER........... 23
         10.1     NO CONFLICT.............................. 23
         10.2     DUE ORGANIZATION, ETC.................... 24
         10.3     NO LITIGATION............................ 24
         10.4     INVESTIGATION OF THE PROJECT BY BUYER.... 24
         10.5     INVESTMENT REPRESENTATIONS............... 25

11.      REPRESENTATIONS AND WARRANTIES OF THE SELLER...... 26
         11.1     ORGANIZATION; AUTHORITY.................. 26
         11.2     PARTNERSHIP AGREEMENT.................... 26
         11.3     NO LITIGATION OR ADVERSE EVENTS.......... 26
         11.4     NO DEFAULTS.............................. 27
         11.5     INTENTIONALLY OMITTED.................... 27
         11.6     PARTNERSHIP INTERESTS.................... 27
         11.7     FINANCIAL STATEMENTS; UNDISCLOSED
                  LIABILITIES.............................. 28
         11.8     BOOKS AND RECORDS........................ 28
         11.9     ACCOUNTS RECEIVABLE...................... 28
         11.10    CONDUCT IN THE ORDINARY COURSE OF
                  BUSINESS................................. 28
         11.11    PERSONAL PROPERTY........................ 29
         11.12    LISTS OF PROPERTIES, CONTRACTS AND
                  OTHER DATA............................... 29
         11.13    COMPLIANCE WITH CONTRACTS................ 30
         11.14    COMPLIANCE WITH LAWS..................... 30
         11.15    EMINENT DOMAIN........................... 30
         11.16    NON-FOREIGN PERSON....................... 30
         11.17    BANKRUPTCY............................... 30
         11.18    NO SALES CONTRACTS....................... 31
         11.19    LICENSES, PERMITS, AUTHORIZATIONS........ 31
         11.20    CONDITION OF ASSETS...................... 31
         11.21    EMPLOYMENT MATTERS....................... 31
         11.22    INTELLECTUAL PROPERTY RIGHTS............. 32
         11.23    TAX MATTERS.............................. 32

         11.24    ENVIRONMENTAL MATTERS.................... 33
         11.25    TOTALITY OF ASSETS....................... 34
         11.26    TRANSACTIONS WITH AFFILIATES............. 34
         11.27    BURDENSOME AGREEMENTS.................... 34
         11.28    ABSENCE OF CERTAIN BUSINESS PRACTICES.... 34
         11.29    DISCLOSURE............................... 35
         11.30    PROJECT DEVELOPMENT...................... 35
         11.31    IMPROVEMENT ENCROACHMENTS................ 35
         11.32    DODGE EASEMENTS.......................... 35
         11.33    LOT PREMIUMS............................. 36
         11.34    ASSOCIATION.............................. 36
         11.35    SECTION 404 PERMIT....................... 36
         11.36    MASTER PLANS............................. 36
         11.37    BROKERAGE AGREEMENT...................... 36
         11.38    HERBERGER OPTIONS........................ 37
         11.39    GUARANTEED OBLIGATIONS................... 37
         11.40    EMPLOYEE BENEFIT PLANS................... 37
         11.41    ACCURACY OF THIRD PARTY REPORTS.......... 39
         11.42    WATER.................................... 39
         11.43    DEDICATIONS UNDER CULTURAL RESOURCES
                  SURVEY................................... 39
         11.44    CERTIFICATE OF PURCHASE.................. 39

12.      INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE
         CORPORATION AND NEWHALL........................... 39
         12.1     DUE ORGANIZATION; AUTHORITY.............. 40
         12.2     NO CONFLICT.............................. 40
         12.3     TITLE TO PARTNERSHIP INTERESTS........... 40

13.      SURVIVAL AND LIMITATIONS.......................... 41
         13.1     SURVIVAL OF REPRESENTATIONS AND
                  WARRANTIES............................... 41
         13.2     LIMITATIONS.............................. 41

14.      INDEMNIFICATION................................... 42
         14.1     INDEMNITY BY SELLER...................... 42
         14.2     INDEMNITY BY BUYER....................... 43
         14.3     PAYMENT OF INDEMNIFICATION............... 43
         14.4     NOTICE AND DEFENSE OF CLAIMS............. 43
         14.5     TAX MATTERS.............................. 44
         14.6     BASKET................................... 48
         14.7     SURVIVAL OF CLAIMS....................... 48
         14.8     INTEGRATION.............................. 49

15.      ATTORNEYS' FEES................................... 49

16.      NOTICES........................................... 49

17.      SELLER'S REMEDIES................................. 51
         17.1     PRE-CLOSING.............................. 51
         17.2     POST-CLOSING............................. 52

18.      BUYER'S REMEDIES.................................. 52
         18.1     PRE-CLOSING.............................. 52
         18.2     POST-CLOSING............................. 52

19.      TERMINATION OF AGREEMENT.......................... 52

20.      SURVIVAL OF COVENANTS, AGREEMENTS,
         REPRESENTATIONS AND WARRANTIES.................... 53

21.      MODIFICATION OF AGREEMENT......................... 53

22.      FURTHER INSTRUMENTS............................... 53

23.      ENTIRE AGREEMENT.................................. 53

24.      INUREMENT......................................... 53

25.      APPLICABLE LAW.................................... 54

26.      DESCRIPTIVE HEADINGS.............................. 54

27.      TIME OF THE ESSENCE............................... 54

28.      CONDEMNATION...................................... 54

29.      TIME PERIODS...................................... 54

30.      ASSIGNMENT........................................ 54

31.      CONSTRUCTION...................................... 54

32.      INTERPRETATION.................................... 55

33.      EXHIBITS.......................................... 55

34.      COUNTERPARTS...................................... 55

35.      RECORDATION....................................... 55

36.      BUYER'S ASSUMPTION, GUARANTY AND INDEMNITY........ 55
         36.1     SECURITY FOR THE ASSUMPTION, GUARANTY
                  AND INDEMNITY AGREEMENT.................. 56

36.2     ADDITIONAL SECURITY FOR THE ASSUMPTION, GUARANTY
         AND INDEMNITY AGREEMENT........................... 57
36.3     CONTINUATION OF SECURITY FOR THE ASSUMPTION,
         GUARANTY AND INDEMNITY AGREEMENT; NEWHALL
         OBLIGATION........................................ 58
         36.3.1   PARTIAL RELEASE CONDITION................ 58
         36.3.2   FULL RELEASE CONDITION................... 59
         36.3.3   REDUCTION OF LETTER OF CREDIT AMOUNT..... 59
         36.3.4   NEWHALL OBLIGATION....................... 60
         36.3.5   INSURANCE FOR PARTNERSHIP ASSETS......... 60
36.4     BUYER'S ADDITIONAL COVENANTS...................... 60
36.5     RIGHTS RESERVED TO NEWHALL........................ 61

37.      LIMITATION OF RECOURSE OF SELLER'S PARTNERS....... 61

38.      BROKER'S COMMISSION............................... 61

39.      STATEMENT OF BUYER'S INTENT REGARDING NEWHALL'S
         EMPLOYEES......................................... 61

40.      DISCLAIMER OF ADDITIONAL DISTRICT BOND FINANCING.. 62

41.      LIMITATION OF RECOURSE OF INVESTORS............... 62

                      LIST OF DEFINED TERMS



Adjustment                                      Paragraph 14.5.8

Aggregate SCA Liability                         Paragraph 36.3.1

Agreement                                       Paragraph 1.1

Agreement Date                                  Paragraph 1.2

Association Documents                           Paragraph 1.3

Amended Commitment                              Paragraph 5.1.1.3

Association                                     Paragraph 1.3

ASTM Standard                                   Paragraph 5.1.13

Balance Sheet Date                              Paragraph 11.7

Broker                                          Paragraph 38

CFD Development Agreement                       Paragraph 1.4

Certificate of Purchase                         Recital C

Chicago                                         Paragraph 1.28

City                                            Recital A

City Litigation                                 Paragraph 11.3

Closing                                         Paragraph 1.5

Closing Date                                    Paragraph 7.3

Code                                            Paragraph 1.6

Commission Agreement                            Paragraph 11.37

Commonly Controlled Entity                      Paragraph 11.40.1

Conditions                                      Paragraph 5

Confidential Information                        Paragraph 5.1.2

Contractor                                      Paragraph 4.2

Corporation                                     Recital B

Creditor's Rights Laws                          Paragraph 10.2

Current Owner's Commitment                      Paragraph 5.1.1.3

December 1995 Balance Sheet                     Paragraph 11.7

Declaration                                     Paragraph 1.7

Deeds of Trust                                  Recital D

Development Agreement                           Paragraph 1.8

Development Plan                                Paragraph 1.9

District                                        Paragraph 1.10

Dodge                                           Paragraph 11.32

Dodge Access and Development                    Paragraph 11.32
Agreements

Dodge Easement                                  Paragraph 11.32

Earnest Money Deposit                           Paragraph 3.1

Employees                                       Paragraph 39

Employing Entity                                Paragraph 39

Environmental Law or Order                      Paragraph 1.11

ERISA                                           Paragraph 11.40.1

Escrow                                          Paragraph 7.1

Escrow Agent                                    Paragraph 1.12

Final Return                                    Paragraph 14.5.4

Full Release Condition                          Paragraph 36.3.2

Guidelines                                      Paragraph 1.3

Hazardous Materials                             Paragraph 1.13

Herberger Guaranty                              Paragraph 36

Holdback                                        Paragraph 4.2

ID Development Agreement                        Paragraph 1.14

Improvement District                            Paragraph 1.15

Indemnified Acquiring Party                     Paragraph 14.1

Indemnified Party                               Paragraph 14.3

Indemnified Selling Party                       Paragraph 14.2

Indemnifying Party                              Paragraph 14.3

Intellectual Property Rights                    Paragraph 11.22

Lender's Policy                                 Paragraph 5.1.1.2(C)

Lender's Policy Endorsements                    Paragraph 5.1.1.2(D)

Letter of Credit                                Paragraph 36.1

Losses                                          Paragraph 14.1

Lots                                            Paragraph 1.16

Maps of Dedication                              Paragraph 1.17

Master Plans                                    Paragraph 1.18

McDowell Mountain Ranch                         Recital A

Newhall                                         Recital B

New Phase I Report                              Paragraph 5.1.13

Objection Notice                                Paragraph 5.1.1.3

Old Republic                                    Paragraph 1.28

Open Items                                      Paragraph 5.1.2

Opening of Escrow                               Paragraph 7.2

Option Agreement                                Recital C

Owner's Policy                                  Paragraph 5.1.1.2(A)

Owner's Policy Endorsements                     Paragraph 5.1.1.2(B)

Partial Release Condition                       Paragraph 36.3.1

Partnership                                     Recital B

Partnership Agreement                           Paragraph 1.19

Partnership Interest                            Paragraph 1.20

Partnership's Financial Statements              Paragraph 11.7

PBGC                                            Paragraph 11.40.3.1

Permitted Transfer                              Paragraph 36.2

Person                                          Paragraph 1.21

Personal Property                               Paragraph 1.22

Plans                                           Paragraph 11.40.1

Post-Closing Period                             Paragraph 14.5.1

Pre-Closing Period                              Paragraph 14.5.1

Printed Instructions                            Paragraph 7.1

Project                                         Paragraph 1.23

Property                                        Paragraph 1.24

Purchase Price                                  Paragraph 1.25

Real Property                                   Paragraph 1.26

Release                                         Paragraph 36.3

Rules                                           Paragraph 1.3

SCA                                             Paragraph 36

SCA Release                                     Paragraph 36.3.1

Security Agreements                             Paragraph 36.2

Securities Act                                  Paragraph 10.5.4

Statement                                       Paragraph 4.2

Survey                                          Paragraph 5.1.1.1

Tax Appeal                                      Paragraph 11.3

Taxes                                           Paragraph 1.27

Ticor                                           Paragraph 1.28

Title Commitments                               Paragraph 1.29

Title Exceptions                                Paragraph 5.1.1.3

Title Insurers                                  Paragraph 1.28

                             EXHIBITS

A-1      -        Land Owned by Partnership
A-2      -        Land Subject to Certificate of Purchase
A-3      -        Land Subject to Options
B        -        Deeds of Trust
C        -        Association Documents
D        -        Declaration
E        -        Master Plans
F        -        Schedule of Partnership's Tangible Personal Property
G        -        Schedule of Items of Adjustment to Purchase Price
H        -        Form of Survey Certification
I        -        Open Feasibility Items
J-1      -        Schedule of Parties from whom Estoppels are Required
J-2      -        General Form of Estoppel Certificate
K-1      -        Form of Assignment of Contracts and Permits
K-2      -        Disclosed Contracts and Permits Held in Name of
                  Corporation or Newhall
L        -        Assignment of Partnership Interests
M        -        Assignment and Bill of Sale
N        -        Printed Form Escrow Instructions
O        -        Affidavit of Non-Foreign Person
P        -        Premium Lots with Unpaid Premium Participation Payments
Q        -        Assumption, Guaranty and Indemnity Agreement
R        -        Security Agreement
S-1      -        Seller's Closing Certificate
S-2      -        Buyer's Closing Certificate
T        -        Reaffirmation of Partnership Obligations
U        -        Indemnity Agreement

                            SCHEDULES

5.1.1.2           Form of Lender's Policy Endorsement
5.1.1.3           Approved Title Exceptions
11.2              Partnership Agreement
11.7              Partnership Financial Statements (12/31/95)
                  and Itemized Description of
                  Liabilities on 12/31/95 Balance Sheet
11.12.1           Insurance Requirements under Existing Contracts
11.12.2           Licenses and Permits
11.12.3           Contracts
11.12.4           Bank Accounts
11.12.5           Vehicles
11.12.6           Other Assets
11.38             Option Agreements (including Guaranty of Indebtedness)
11.39             Agreements and Commitments Giving Rise to Fixed
                  Obligation and Retained Obligation
11.40.1           Employee Benefit Plans
14.5.13           Allocation of Purchase Price
40                Documents Pertaining to Formation of District

                   PURCHASE AND SALE AGREEMENT
      (100% of the limited and general partner interests in
           McDowell Mountain Ranch Limited Partnership)


         This Purchase and Sale Agreement is made effective as of the Agreement Date by and between THE NEWHALL LAND AND FARMING COMPANY, a California limited partnership, and McDOWELL MOUNTAIN RANCH, INC., an Arizona corporation (collectively, "Seller"), and SUNBELT/H & H L.L.C., an Arizona limited liability company ("Sunbelt/HH"), and McDOWELL MOUNTAIN RANCH INVESTORS, L.L.C., a Delaware limited liability company ("Investors") (Sunbelt/HH and Investors being hereinafter collectively referred to as "Buyer").

                             RECITALS

         A. Seller and Buyer acknowledge that "McDowell  Mountain
Ranch"  is  intended  to  be  developed   as  a  master   planned
residential  and  commercial  real  estate  development   project
located in the City of Scottsdale, Arizona ("City").

         B. The present master developer of McDowell Mountain Ranch is McDowell Mountain Ranch Limited Partnership, an Arizona limited partnership ("Partnership"). The ownership interests in the Partnership are owned by McDowell Mountain Ranch, Inc., an Arizona corporation ("Corporation"), as general partner, as to a 1% interest, and The Newhall Land and Farming Company, a California limited partnership ("Newhall"), as a general partner, as to a 1% interest, and as a limited partner, as to a 98% interest. Newhall is the sole shareholder of the Corporation.

         C. The Partnership is the owner of fee simple title to a portion of the Project, which portion is more particularly described in the legal description attached hereto as EXHIBIT "A-1". The Partnership is the holder of Certificate of Purchase No. 53-52092 issued by the Arizona State Land Department on March 3, 1993, and recorded May 21, 1993 at Recording No. 93-0316248, Records of the Maricopa County Recorder (the "Certificate of Purchase"), pursuant to which the Partnership has the right to acquire fee simple title to approximately 160 acres of land within the Project as more particularly described in the legal description attached hereto as EXHIBIT "A-2". The Partnership is the optionee under 2 separate options to purchase parts of the Project, pursuant to the two option agreements attached hereto as
SCHEDULE 11.38 (the "Option Agreements"). The portion of the Project as to which the optionee has not yet exercised such options to purchase is described in the legal description attached hereto as EXHIBIT "A-3".

         D. The Partnership is also the beneficiary under the Deeds of Trust described in EXHIBIT "B" attached hereto (the "Deeds of Trust"). The Deeds of Trust encumber certain parcels or platted lots within the Project, which parcels and lots were conveyed by the Partnership by Special Warranty Deeds to the separate Trustors under such Deeds of Trust.

          E. Buyer desires to acquire the  Partnership  Interests
(as  hereinafter  defined),   and  Seller  desires  to  sell  the
Partnership   Interests,   all  in  accordance  with  the  terms,
conditions and covenants of this Agreement.

         NOW, THEREFORE, in consideration of the premises, the terms, conditions and covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            AGREEMENT

                  1. DEFINITIONS. As used in this Agreement, the terms below shall have the following meanings unless the context requires otherwise.

                           1.1      "AGREEMENT". This Purchase an
Sale Agreement, as amended or supplemented from time to time by mutual agreement of the parties.

                           1.2      "AGREEMENT DATE".   The  date
this Agreement has been signed by Seller and Buyer as indicated by the latest date set forth below the parties' signatures hereon.

                           1.3      "ASSOCIATION DOCUMENTS".  The
adopted Articles of Incorporation and Bylaws for McDowell Mountain Ranch Community Association, a non-profit corporation (the "Association"), organized under the laws of the State of Arizona, together with all adopted Association Rules and Regulations (the "Rules") and Architectural and Landscaping Guidelines (the "Guidelines"), all of which Association Documents are described with particularity in EXHIBIT "C" attached hereto.

                           1.4      "CFD  DEVELOPMENT AGREEMENT".
The District Development, Financing Participation and Intergovernmental Agreement No. 1 between the District and the Partnership executed as of January 31, 1994 and recorded February 24, 1994 at Recording No. 94-0151862, Official Records of Maricopa County Recorder.

                           1.5      "CLOSING". The date and event
upon which Buyer acquires the Partnership Interests as set forth in PARAGRAPH 7.3.

                           1.6      "CODE".  The Internal Revenue
Code of 1986, as amended from time to time.

                           1.7      "DECLARATION".   The Declara-
tion of Covenants, Conditions, Restrictions, Assessments, Charges, Servitudes, Liens, Reservations and Easements for McDowell Mountain Ranch, and all amendments and supplemental declarations thereto, all of which are described with particularity in EXHIBIT "D" attached hereto.

                           1.8      "DEVELOPMENT AGREEMENT".  The
Development Agreement between the Partnership and the City dated and recorded September 27, 1993 as Instrument No. 93- 0650347,
Official Records of Maricopa County Recorder.

                           1.9      "DEVELOPMENT PLAN".  The plan
of development of the Project approved by the City on March 16, 1993 in Zoning Case No. 74-ZN-92 and Ordinance No. 2525 and attached as an exhibit to the Development Agreement, together with the following amendments and/or supplements: the amendment to R-4 ESL District Development Standards approved by the City on March 5, 1996 in Zoning Case No. 74-ZN-92 No. 2.

                           1.10     "DISTRICT".    The   McDowell
Mountain  Ranch  Community  Facilities  District  of  Scottsdale,
Arizona as authorized  under Arizona  Revised  Statutes Title 48,
Chapter 4, Article 6.

                           1.11     "ENVIRONMENTAL LAW OR ORDER".
Any applicable order, judgment, injunction, award, decree or writ or any applicable law, statute, code, ordinance, regulation or other requirement of any government or political subdivision thereof, or any agency, regulatory authority or instrumentality of such government or political subdivision, or any court or arbitrator relating to pollution or protection of human health or the environment, including without limitation any Environmental Law or Order relating to emissions, discharges, releases or threatened releases of hazardous or toxic materials into the environment, or otherwise relating to the use, treatment, storage, disposal, transport or handling of hazardous or toxic materials.


                           1.12     "ESCROW AGENT".  Old Republic
Title Agency,  10603 North Hayden Road,  Suite H106,  Scottsdale,
Arizona 85260-5571, Attn: Patti Shaw.

                           1.13     "HAZARDOUS MATERIALS".   Oil,
petroleum or chemical liquids or solids, liquid or gaseous products, hazardous waste, pollutants, contaminants, industrial or toxic waste, asbestos, PCBs, radioactive material or any other substances that are regulated under or pursuant to, or could give rise to liability under, any Environmental Law or Order.

                           1.14     "ID  DEVELOPMENT  AGREEMENT".
Development  Agreement No. 930130 between the Partnership and the
City  executed as of November 1, 1993 and  recorded  November 10,
1993 at Recording No. 93-0779268.

                           1.15     "IMPROVEMENT DISTRICT".   The
Bell Road  Improvement  District  No. I3704 as  authorized  under
Arizona Revised Statutes Title 48, Chapter 4, Article 2.

                           1.16    "LOTS".      The   residential
building sites as shown on the final recorded plats for the Project.

                           1.17     "MAPS OF DEDICATION". The Map
of Dedication for McDowell Mountain Ranch Phase One recorded April 22, 1994 in Book of Maps 375, Page 8 and at Recording No. 94-324499, Official Records of the Recorder of Maricopa County, Arizona, as modified by a Certificate of Correction recorded February 1, 1995 at Recording No. 95- 0059652, Official Records of the Recorder of Maricopa County, Arizona, and the Map of Dedication for McDowell Mountain Ranch Phase Two recorded September 29, 1995 in Book of Maps 404, Page 19 and at Recording No. 95-0597872, Official Records of the Recorder of Maricopa County, Arizona.

                           1.18     "MASTER PLANS".   The  Master
Plans approved by the City as required under the Development Plan consisting of a Circulation Plan, Water Plan, Wastewater Plan, Drainage Plan and Environmental Design Plan, all of which are described with particularity in EXHIBIT "E" attached hereto.

                           1.19     "PARTNERSHIP AGREEMENT".  The
Partnership Agreement of the Partnership, dated August 6, 1993, and any and all amendments, modifications and supplements thereto and restatements thereof, including without limitation a First Amendment dated as of November 1, 1993, a Second Amendment dated as of January 1, 1995, and the amendment described in PARAGRAPH 5.1.9.

                           1.20     "PARTNERSHIP INTERESTS".  One
hundred percent (100%) of all of the interests in the Partnership including, but not limited to, all rights to capital, interest, profits and surplus of the Partnership, all rights to specific partnership property and all rights to participate in the management of the Partnership.

                           1.21     "PERSON".    Any  individual,
company, firm, association, corporation, partnership, limited liability company, trust, governmental entity or other legal entity of any kind whatsoever.

                           1.22     "PERSONAL   PROPERTY".    All
tangible and intangible personal property owned by the Partnership (including, but not limited to, the interest of the Partnership as the optionee under the Option Agreements); and all tangible and intangible personal property owned by Newhall or the Corporation which, in the case of tangible personal property, is located in the State of Arizona, and which in any case is used at or in connection with or otherwise relating to the Project. The tangible personal property owned by the Partnership as of the Agreement Date is described in the schedule attached hereto as EXHIBIT "F".

                           1.23     "PROJECT".   The  residential
and commercial real estate development which is intended to be developed on property located in Scottsdale, Arizona, of which the Property is a part, and which is more commonly known as "McDowell Mountain Ranch". The term "Project" shall include the land described in the Development Plan and Development Agreement.

                           1.24     "PROPERTY". The Real Property
and the Personal Property.

                           1.25     "PURCHASE PRICE".  The  total
consideration to be paid to acquire the Partnership Interests.

                           1.26     "REAL PROPERTY".    The  real
property, whether unimproved parcels of land or platted lots owned by the Partnership, including the land and improvements comprising the Community Center (which the Partnership is obligated to convey to the

Association) and Information Center at the Project, other completed improvements within dedicated rights of way or within common areas not yet dedicated or conveyed to the Association for which the Partnership or the Association has maintenance responsibility, the real property subject to the Certificate of Purchase, and the real property subject to the Option Agreements. The Real Property is described with particularity in the legal descriptions attached hereto as EXHIBITS "A-1", "A-2" and "A-3".

                           1.27     "TAXES".   (A)  Any  federal,
state, local, foreign and other net income, gross income, gross receipts, profits, license, service, service use, franchise, capital stock, payroll, employment, withholding (including, without limitation, employees' income withholding and back-up withholding), social security, unemployment, disability, ad valorem, real property, personal property, sales, use, transaction privilege, excise, severance, transfer, stamp, occupation, premium, duties, customs and other taxes, assessments, fees or charges of any kind whatsoever, including any interest, penalties or additions on or to the foregoing, whether disputed or not; (B) any liability for the amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

                           1.28     "TITLE  INSURERS".   (A)  Old
Republic National Title Insurance Company ("Old Republic") as to the first $25,000,000.00 of coverage under the Owner's Policy (as hereinafter defined); (B) Ticor Title Insurance Company ("Ticor") and Chicago Title Insurance Company ("Chicago") as to reinsurance of the next $40,000,000.00 of coverage under the Owner's Policy, provided, however, that the maximum amount of reinsurance to be issued by Ticor or Chicago shall not exceed $25,000,000.00; and
(C) Old Republic as to the Lender's Policy (as hereinafter defined).

                           1.29     "TITLE   COMMITMENTS".    The
Commitments for Title Insurance issued by Title Insurers in favor of the Partnership as set forth in PARAGRAPH 5.1.1.2 hereof.

                  2.      AGREEMENT OF PURCHASE AND SALE. Subject
to the terms, covenants and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of the Partnership Interests.

                  3. PURCHASE PRICE. The purchase price (the "Purchase Price") to be paid for the Partnership Interests shall be $26,500,000.00, subject to adjustment as provided in PARAGRAPH 4 below. The Purchase Price shall be due and payable as follows:

                           3.1      EARNEST MONEY DEPOSIT.   Upon
the Opening of Escrow, and conditioned upon Buyer's prior receipt of an insured closing protection letter issued by Old Republic in a form reasonably acceptable to Buyer, Buyer shall deposit earnest money (the "Earnest Money Deposit") of $750,000.00 with Escrow Agent. The Earnest Money Deposit shall be non-refundable (except as otherwise provided in this Agreement) and shall be immediately released and disbursed by Escrow Agent to Seller, without further instruction or direction from either party.

                           3.2      BALANCE OF PURCHASE PRICE. On
or before the Closing Date, Buyer shall deposit with Escrow Agent by wire transfer or other immediately available funds the full remaining amount due of the Purchase Price.

                           3.3      DISPOSITION OF EARNEST MONEY.
The Earnest Money Deposit shall be applied as follows:

                                    3.3.1   If this Agreement  is
terminated under circumstances requiring that the Earnest Money Deposit be paid to Buyer or if Seller breaches this Agreement and Buyer elects to terminate this Agreement, then the Earnest Money Deposit shall be paid and/or returned immediately to Buyer;

                                    3.3.2    The   Earnest  Money
Deposit immediately shall be disbursed to Seller in the manner required under PARAGRAPH 3.1 and shall be non-refundable, subject to Buyer's right to terminate this Agreement under PARAGRAPH 5.1 or under the provisions of PARAGRAPHS 18.1 OR 28 and obtain a refund of said Earnest Money Deposit;

                                    3.3.3     If   the    Closing
occurs, the Earnest Money Deposit shall be credited to Buyer and applied against the Purchase Price at Closing; and

                                    3.3.4  If Buyer breaches this
Agreement  and  fails to close  Escrow,  then the  Earnest  Money
Deposit shall be retained by Seller as liquidated damages as provided in PARAGRAPH 17.1.

                  4.       PURCHASE PRICE ADJUSTMENT.

                           4.1      ADJUSTMENT SCHEDULE.  At  the
Closing, the Purchase Price shall be adjusted in accordance with the items of revenue and expense as set forth on EXHIBIT "G". As to those items which EXHIBIT "G" indicates are included in the Purchase Price, the Purchase Price shall be decreased as to revenues received by Seller or the Partnership prior to Closing and shall be increased as to expenses paid by Seller or the Partnership prior to Closing. For example, EXHIBIT "G" indicates that amounts due under the Thompson Peak Limited Partnership note payable are included in the Purchase Price, and that the next payment of $151,647.98 is due under that note payable on May 31, 1996; if Seller pays that next payment prior to Closing, then the Purchase Price would be increased by $151,647.98 at Closing, and if Seller does not pay that next payment prior to Closing, then there would be no Purchase Price adjustment at Closing with respect to that item. As to those items which EXHIBIT "G" indicates are not included in the Purchase Price, the Purchase Price shall be increased by revenues and decreased by expenses in the amounts set forth in EXHIBIT "G"; provided, however, that any such item of revenue (or part thereof) received by Seller or the Partnership prior to Closing and any such item of expense (or part thereof) paid by Seller or the Partnership prior to Closing shall not result in any adjustment to the Purchase Price to the extent that it is received or paid. For example, EXHIBIT "G" indicates that $746,715.91 of infrastructure construction cost is not included in the Purchase Price; if Seller pays no amounts prior to Closing with respect to this infrastructure construction cost, then the Purchase Price would be reduced at Closing by $746,715.91; if, however, Seller pays $46,715.91 prior to Closing with respect to this infrastructure construction cost, then the Purchase Price would be reduced at Closing by $700,000.00. If the update of SCHEDULE 11.7 delivered by Seller pursuant to PARAGRAPH 7.4.8 differs from SCHEDULE 11.7 attached hereto or if the update of the December 1995 Balance Sheet delivered by Seller pursuant to PARAGRAPH 7.4.11 differs from the December 1995 Balance Sheet, in either case with respect to any item(s) other than the items set forth on EXHIBIT "G," then the Purchase Price shall be further adjusted to the extent of any such difference (i.e., by increasing the Purchase Price to the extent of any reduction of liabilities, and by reducing the Purchase Price to the extent of any increase in liabilities). If the closing of the sale of any of the Property occurs prior to the Closing hereunder (whether pursuant to a pending contract referred to in SCHEDULE 11.12.3 or pursuant to a new contract approved by Buyer pursuant to PARAGRAPH 9.1 OR 9.4), the Purchase Price shall be reduced by the amount of the proceeds received by the Seller or the Partnership pursuant to such sale.

                           4.2      RECURRING EXPENSES. Operation
of the Project and the Partnership's business and the income and expense attributable thereto through 12:00 midnight on the
Closing Date shall be for the account of Seller and thereafter for the account of Buyer; provided, however, that the obligations and liabilities of Buyer under this Subparagraph shall be subject to the limitations of this Agreement (including, but not limited to, the provisions of PARAGRAPHS 11, 12, 13 AND 14). Rent, power and utility fees and deposits (for the Information Center, Community Center, Partnership office, construction trailer maintained by the Partnership at the Project, and other similar improvements served by utilities), and amounts owing to contractors for work in process under any construction contracts described in SCHEDULE 11.12.3 (to the extent that such amounts owing to contractors are not dealt with on EXHIBIT "G") shall be prorated as of the Closing Date. Within 15 days after the Closing, Seller shall obtain and deliver to Buyer and Escrow
Agent a statement (a "Statement") from each contractor (a "Contractor") under each construction contract described in
SCHEDULE 11.12.3, setting forth the total amount payable to such Contractor for all work performed and materials provided to and including the date of Closing. Seller shall be responsible for timely payment of the amounts set forth in such Statements. At Closing, Escrow Agent is authorized and instructed to retain in escrow, from the Purchase Price proceeds otherwise payable to Seller, the sum of $150,000.00 (the "Holdback"). Buyer and Seller may from time to time draw upon the Holdback in payment of amounts owing under any Statement, which draws may be made upon presentation to Escrow Agent of a written demand signed by both Buyer and Seller indicating the particular Statement to be paid, which demand shall be accompanied by a conditional lien waiver signed by the Contractor for the amount to be paid. Buyer and Seller each agree to cooperate with each other in the withdrawal of the Holdback in payment of Statements on or before the due date thereof, and to execute and deliver such written demands from time to time promptly after request to do so by the other party. Disbursements of the Holdback by Escrow Agent in payment of Statements as provided above shall be made only by check payable to the Contractor providing the Statement. Upon delivery to Buyer by Seller of reasonable evidence that all amounts owing under all Statements required to be delivered by Seller under this Subparagraph have been paid

(either through direct payment by Seller or disbursement of the Holdback as provided herein), Buyer and Seller shall execute and deliver an instruction authorizing Escrow Agent to deliver to Seller any Holdback remaining in escrow. Not later than 180 days after the Closing, Buyer and Seller shall close out the Holdback account and disburse any funds therein (which disbursement shall be made to Seller if no such Statements then remain unpaid, or to Contractors under any such Statement(s) which are then unpaid). If upon the closing of the Holdback account as provided in the preceding sentence, or if at any time prior to such closing of the Holdback account, the Holdback is insufficient to pay all Statements which Seller is required to provide and pay under this Subparagraph, then Seller promptly shall pay such insufficient amounts directly to all unpaid Contractors. Escrow Agent is hereby authorized and instructed to invest the Holdback in an interest bearing demand deposit account at a commercial bank doing business in Maricopa County, Arizona. The Holdback shall be disbursed by Escrow Agent only in strict accordance with the provisions of this Subparagraph.

                           4.3        POST-CLOSING    ADJUSTMENT.
Seller and Buyer shall jointly determine the adjustments required by PARAGRAPHS 4.1 AND 4.2 at the Closing. All adjustments made at Closing shall be tentative and shall be subject to final adjustments within 180 days after Closing (which post-Closing adjustments shall include, without limitation, any adjustments necessary to account for any difference between the liabilities set forth on the December 1995 Balance Sheet (as hereinafter defined) and the liabilities set forth on the balance sheet delivered at Closing pursuant to PARAGRAPH 7.4.11 and/or the liabilities set forth on the balance sheet delivered after Closing in accordance with PARAGRAPH 9.6).

                  5. CONDITIONS PRECEDENT. The obligations of Buyer to purchase the Partnership Interests from Seller and to close the transaction contemplated hereby and the obligations of Seller to sell the Partnership Interests to Buyer and to close the transaction contemplated hereby are subject to satisfaction of each of the following conditions precedent (collectively the "Conditions") within the time periods specified.

                           5.1      BUYER'S CONDITIONS PRECEDENT.

                                    5.1.1   SURVEY AND TITLE.

                                            5.1.1.1      DELIVERY
OF SURVEY. Within 10 days after the Agreement Date, Seller shall deliver to Buyer and Escrow Agent an ALTA/ACSM survey (the "Survey") of the Real Property (A) prepared by Clouse Engineering, Inc., (B) dated not more than 30 days prior to the Agreement Date, and (C) containing a certification in favor of Buyer, the Partnership, Seller and Title Insurers in the form attached hereto as EXHIBIT "H". Notwithstanding the foregoing, the Survey may exclude (i) any portion of the Real Property consisting of Lots or common areas as to which a subdivision plat has been recorded as of the Agreement Date, and (ii) the as-built location of any streets or roadways that abut only common areas designated as such on a recorded subdivision plat (provided, however, that the dedicated location of such streets or roadways shall be shown on the Survey).

                                            5.1.1.2   DELIVERY OF
          TITLE INSURANCE COMMITMENT. Within 10 days after the Agreement Date, Seller shall cause Title Insurers to deliver to Buyer and to Buyer's counsel at their respective addresses given in PARAGRAPH 16 hereof, current title insurance commitments (collectively, the "Title Commitments") to issue to the Partnership as of the date of the Closing the following:

                                            (A) An ALTA  extended
          coverage owner's policy of title insurance (Form 1992) in the amount of $65,000,000.00 (the "Owner's Policy"), insuring that (i) fee simple title to the portion of the Real Property described in EXHIBIT "A-1" attached hereto is vested in the Partnership, (ii) fee simple title to the portion of the Real Property described in EXHIBIT "A-2" attached hereto is vested in Arizona State Land Department and the interest under the Certificate of Purchase is vested in the Partnership,
          (iii) fee simple title to the portion of the Real Property described in EXHIBIT "A-3" attached hereto is vested in Thompson Peak Limited Partnership (as to all Parcels on EXHIBIT "A-3" except Parcels 11 and 12) and in The Herberger Foundation (as to Parcels 11 and 12 thereof) and the optionee's interest under the Option Agreements is vested in the Partnership;

                                             (B)  The   following
          endorsements to the Owner's Policy: (i) Non-imputation,
          (ii) Fairways, (iii) patent, (iv) water (covering damage from extraction or development of water), (v) use of land (No. 5), (vi) comprehensive (3R), (vii) physically open street, (viii) deletion of co-insurance, (ix) tax parcel (identifying all tax parcels and confirming that such parcels are coterminous with the Real Property), (x) survey, (xi) deletion of creditor's rights exclusion (xii) contiguity of parcels, (xiii) deletion of apportionment, (xiv) subdivision (stating that any subdivided parcels within the Real Property have been subdivided and that a reference to the subdivision map is sufficient as a legal description), (xv) a special form indemnity for loss suffered by reason of failure of Parcel O of the Project to have been validly subjected to the Declaration, and (xvi) a special form insuring that all parcels and portions of the Project sold or transferred to third Persons have been removed and released from the liens associated with the Improvement District or, in the alternative, copies of recorded documents evidencing such removal and release (collectively, the "Owner's Policy Endorsements");

                                            (C) An ALTA lender's
          policy of title insurance (Form 1992) (or, to the extent that the Partnership currently holds a lender's policy of title insurance with respect to any Deed of Trust, endorsements in the general form attached hereto as SCHEDULE 5.1.1.2) in the aggregate amount of $10,153,238.50 (less the aggregate amount of principal payments, Additional Purchase Price payments, and Marketing Fees paid by the trustors under the Deeds of Trust) (the "Lender's Policy"), insuring the Partnership's interest under and the priority of the Deeds of Trust; and

                                            (D)   The   following
          endorsements to the Lender's Policy: Non-imputation, deletion of creditor's rights exclusion, Fairways, patent, no loss of priority due to partial releases under the Deeds of Trust (as to those Deeds of Trust for which partial releases have occurred), no loss of priority due to subordination of the Deeds of Trust (as to those Deeds of Trust for which subordination(s) have occurred), and no modification, release or subordination of the Deeds of Trust (collectively, the "Lender's Policy Endorsements").

                                            5.1.1.3        REVIEW
AND OBJECTION  PROCEDURES.  Buyer hereby acknowledges  receipt of
Old Republic Title Agency Preliminary Memorandum Report No. 63-002.924, with search made to February 15, 1996, relating to the issuance of the Owner's Policy (the "Current Owner's Commitment"). Buyer has not yet received the Lender's Policy Commitment or proposed forms of the Lender's Policy Endorsements or Owner's Policy Endorsements. Buyer hereby approves the matters disclosed in the Current Owner's Commitment which are set forth in SCHEDULE 5.1.1.3 attached hereto. Buyer shall have 3 business days from the delivery of all of the Lender's Policy Commitment, the Survey, copies of specimen forms of the Owner's Policy Endorsements and Lender's Policy Endorsements, and legible copies of all Schedule B items and other recorded instruments referred to in the Owner's Policy Commitment and the Lender's Policy Commitment, to review and approve the specimen forms of the Owner's Policy Endorsements and Lender's Policy Endorsements and any matters disclosed on the Title Commitments or the Survey; provided, however, that Buyer shall not be entitled to object to any matter referred to on SCHEDULE 5.1.1.3. If Buyer fails to object to any matter contained or depicted in the Survey, the Title Commitments or the specimen forms of the Owner's Policy Endorsements or Lender's Policy Endorsements by giving written notice (an "Objection Notice") to Seller and Escrow Agent within such 3 business day period, Buyer shall be deemed to have approved, and this Condition shall be deemed to have been waived, with respect to all such matters as to which no objection is made. If Buyer timely delivers an Objection Notice, Seller may, but shall not be obligated to, attempt to cure, prior to the Closing, the matter(s) objected to by Buyer. Seller shall, however, notify Buyer and Escrow Agent within 2 business days after its receipt of Buyer's Objection Notice whether or not Seller is willing to cure such objections. Seller shall have the right to cure any such objection by causing Title Insurers to issue an endorsement to the applicable Policy insuring over the objectionable matter; provided, however, that the form of such endorsement shall be subject to Buyer's review and approval. If Seller notifies Buyer that Seller is unwilling to cure any objection contained in an Objection Notice, then Buyer, within 2 business days following receipt of such notice from Seller, shall elect by written notice to Seller and Escrow Agent to either (i) waive the matter(s) previously objected to which Seller is unwilling to cure and close the transaction contemplated hereby in accordance with the terms hereof, or (ii) terminate this Agreement, and in the event of such termination this Agreement shall terminate and the Earnest Money Deposit shall be refunded to Buyer. In the event Title Insurers issue an amendment or supplement to either Title Commitment (an "Amended Commitment"):
(i) Buyer shall have 2 business days from receipt of the Amended Commitment and legible copies of all new Schedule B items and other new recorded instruments referred to in the Amended Commitment to deliver an Objection Notice to Seller and Escrow Agent notifying them of any objections to additional matters not previously disclosed on the Title Commitment; (ii) Seller shall have 2 business days after receipt of Buyer's Objection Notice to notify Buyer and Escrow Agent as to whether or not Seller will elect to attempt to cure any of such objections, and if Seller elects to cure any objection, Seller shall have a minimum of 2 additional business days to cure such objection; and (iii) Buyer shall have

2 business days after receipt of notice of Seller's election not to cure any objection within which to either (A) waive the matter(s) disclosed on the Amended Commitment which were previously objected to and which Seller is unwilling to cure and close the transaction, or (B) terminate this Agreement; provided, however, that Buyer shall have no right to object to any matter described in an Amended Commitment which has previously been approved or waived by Buyer or as to which Buyer has no right of approval or objection as provided herein. If Seller fails to notify Buyer within the requisite 2 business day period of Seller's willingness to cure, Seller shall be conclusively deemed to have elected not to cure Buyer's objections, in which event Buyer must make one of the above described elections within 2 business days following expiration of the 2 business day period for delivery of Seller's notice. If Seller elects to cure any of the matters objected to by Buyer, but Seller fails to cure to Buyer's reasonable satisfaction, not later than 2 business days prior to the date set for the Closing, all of such matters which Seller has elected to cure, then Seller shall be in breach of this Agreement, and Buyer may elect to exercise any remedies provided to Buyer under this Agreement, including, but not limited to, the right to terminate this Agreement by written notice to Seller and Escrow Agent delivered by 5:00 p.m. Phoenix time on the last business day prior to the date set for the Closing, and upon timely receipt of such notice, this Agreement shall terminate, as provided in PARAGRAPH 18.1 of this Agreement. If Seller does not elect, or is deemed not to have elected, to cure any of the matters objected to by Buyer, and if Buyer fails to timely notify Seller of Buyer's election to terminate the Agreement, then Buyer shall be deemed to have elected to waive the uncured matter(s) objected to by Buyer on the date which is 2 business days after the date Seller elects or is deemed to have elected not to cure Buyer's objections. If necessary, the Closing Date (as defined below) shall be extended for a period equal to the number of days actually used by Buyer and/or Seller, not to exceed the full time periods (if required by Buyer and/or Seller) set forth above, for: (A) review of the Survey, Lender's Policy Commitment, and proposed forms of Owner's Policy Endorsements and Lender's Policy Endorsements; (B) review of an Amended Commitment; (C) the making of objections to the Survey, Owner's Policy Commitment, Lender's Policy Commitment, and/or proposed forms of Owner's Policy Endorsements and Lender's Policy Endorsements, and the making of objections to any additional matters shown on an Amended Commitment as to which objection may be made; (D) making an election to attempt to cure an objection or not and, if election is made to cure, the minimum time period to cure, plus 2 business days; and/or (E) electing whether to waive the matters objected to or to terminate this Agreement, it being agreed that notwithstanding any contrary provision hereof, Buyer shall in all events have a minimum of 2 business days within which to exercise its termination right as provided herein. As used in this Agreement, the term "Title Exceptions" shall mean (A) the matters set forth in SCHEDULE 5.1.1.3, (B) the matters set forth in Schedule B of the Title Commitments and any Amended Commitment(s) which are (i) approved (or deemed approved) by Buyer as provided in this Subparagraph, (ii) objected to by Buyer and such objection is thereafter waived by Buyer as provided in this Subparagraph, or (iii) caused by the act of Buyer, and (C) the matters set forth on the Survey approved (or deemed approved) by Buyer as provided in this Subparagraph.

                                    5.1.2   SUITABILITY OF ASSETS
AND LIABILITIES AND OTHER MATTERS. Subject to coordination of scheduling with Seller so as not to interfere with or to be impeded by Seller, Buyer and its consultants or agents, at any time prior to Closing, may enter upon the

Real Property and/or the Partnership's offices for the purposes of reviewing the Partnership's books and records and all other written materials respecting the Project including without limitation surveys, soils, utilities, drainage and environmental studies and may conduct physical site inspections of the Real Property or any part thereof upon prior written notice to Seller. In the event Buyer does not purchase the Partnership Interests, any part of the Real Property (or vegetation thereon) which has been disturbed by Buyer or its agents shall be restored by Buyer substantially to its original condition. Buyer shall indemnify, hold harmless and defend Seller (with legal counsel reasonable satisfactory to Seller) for, from and against all claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) for personal injury, physical damage to property or mechanics' or materialmen's liens which may be asserted against Seller, the Real Property or for any damage or disturbance to the Real Property or vegetation as a result of any such entry or inspections by Buyer, its agents or designees. As of the Agreement Date, Buyer has not approved the feasibility items described in EXHIBIT "I" attached hereto (the "Open Items"). If Buyer disapproves any of the Open Items, in Buyer's sole and absolute discretion, Buyer shall communicate notice of such disapproval to Seller and Escrow Agent on or before 5 business days after the Opening of Escrow and of Buyer's decision to terminate the Agreement, and this Agreement shall be terminated and the Earnest Money Deposit (less the sum of $100.00 as consideration to Seller for Buyer's right to terminate pursuant to this Paragraph together with one-half of any escrow cancellation charges as provided in PARAGRAPH 7.7) shall be refunded to Buyer. In the event that Buyer elects not to consummate the purchase of the Partnership Interests, all documents and other information provided by Seller to Buyer promptly shall be returned by Buyer to the Partnership. Further, Buyer shall use its good faith reasonable efforts to keep confidential all information and documents received from Seller or the Partnership in connection with the transaction described in this Agreement (the "Confidential Information") and shall not disclose the Confidential Information to any third Persons without the prior written consent of Seller and the Partnership, which may be withheld by the Partnership and/or Seller in its sole discretion. Notwithstanding anything to the contrary in the preceding sentence: (A) Buyer may disclose Confidential Information to its employees, officers, directors, partners, managers, members, consultants, attorneys, financial advisors, insurance firms, lenders, and prospective purchasers, and (B) the term "Confidential Information" shall not include (i) information already known or available to Buyer from sources not related to Seller, (ii) information that is or becomes generally available to the public other than as a result of disclosure by Buyer, and
(iii) information that is required to be disclosed by law or by regulatory or judicial process.

                                    5.1.3   NO  MATERIAL  ADVERSE
CHANGE. On or before the Closing, there shall be no material adverse change in the assets or liabilities, or the business or financial condition of the Partnership.

                                    5.1.4       ACCURACY       OF
REPRESENTATIONS AND WARRANTIES. Except as to any breach of representation or warranty waived by Buyer as provided in PARAGRAPH 13.2.2, the representations and warranties of Seller contained in this Agreement or in any Exhibit or Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                                    5.1.5      PERFORMANCE     OF
AGREEMENTS. Each and all of the agreements of the Partnership and Seller to be performed under this Agreement on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

                                    5.1.6   NO LITIGATION.  On or
before the Closing, no action or proceedings shall have been instituted or, to the knowledge of Seller, shall have been threatened in writing, before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

                                    5.1.7    CONSENTS,   WAIVERS,
LICENSES AND FILINGS. On or before the Closing, all consents (including, but not limited to, the consent of the seller under each Option Agreement to the transactions described in this Agreement which consent, as to Thompson Peak Limited Partnership, shall contain an agreement by Thompson Peak Limited Partnership to provide the covenants and warranties of title described in PARAGRAPH 8), approvals, authorizations, licenses, registrations, declarations or filings required to have been made or obtained with respect to the transaction contemplated hereby shall have been obtained or made, as the case may be. Seller shall use its best efforts to obtain the foregoing consent of the seller under each Option Agreement prior to Closing.

                                    5.1.8    ESTOPPELS.   On   or
before the Closing, estoppel certificates shall have been obtained and delivered to Buyer which have been executed by the Persons identified on EXHIBIT "J-1" attached hereto, and each of which shall (A) be dated not more than 15 days prior to Closing;
(B) be in the general form attached hereto as EXHIBIT "J-2", (C) contain the additional provisions, if any, referred to on EXHIBIT "J-1" with respect to the particular certificate, and (D) be free of any qualifications, conditions or exceptions to the matters set forth in the required form of estoppel certificate. Seller shall use its good faith reasonable efforts to obtain the estoppel certificates prior to Closing as provided herein; provided, however, that (A) if Seller is unable, despite its good faith reasonable efforts, to obtain an estoppel certificate from any Person identified under the "Level Two" heading on EXHIBIT "J-1", then this Condition shall be deemed satisfied as to any such Person identified under the "Level Two" heading on EXHIBIT "J-1" if Seller delivers to Buyer on or before the Closing a certificate executed by Seller representing and warranting, to Seller's knowledge, the same information as was required hereunder for such Person; (B) if Seller is unable, despite its good faith reasonable efforts, to obtain an estoppel certificate from any Person identified under the "Level One (Category B)" heading on EXHIBIT "J-1", then this Condition shall be deemed satisfied as to any such Person identified under the "Level One (Category B)" heading on EXHIBIT "J-1" if Seller delivers to Buyer on or before the Closing a certificate executed by Seller representing and warranting (without any knowledge limitation), the same information as was required hereunder for such Person; and (C) if Seller is unable, despite its good faith reasonable efforts, to obtain an estoppel certificate from any Person identified under the "Level One (Category A)" heading on EXHIBIT "J-1", then the Closing Date shall be extended to the next business day following the date on which all of the Level One (Category A) estoppels are obtained, provided, however, that the Closing Date shall not be extended pursuant to this clause (C) by more than 30 days. Notwithstanding anything to the contrary in the foregoing, (A) Buyer shall have the right, in addition to any other rights and remedies available to Buyer hereunder, to require Seller to provide at the Closing a Seller's certificate representing and warranting the same information as was required hereunder (except for the second item as to the Person in 1.D and the second and fourth items as to the Person in 1.E) for any Person identified on EXHIBIT "J-1" from whom Seller is unable to obtain an estoppel (which Seller's certificate shall not, except as to the "Level Two" Persons, contain any knowledge limitation), and (B) except to the extent that any such certificate does not include a knowledge limitation as to any matter and this Agreement does include a knowledge limitation as to such matter, the terms of this Agreement shall control in the event of a conflict or inconsistency between the terms of any such certificate executed by Seller and the terms of this Agreement.

                                    5.1.9          AMENDMENT   TO
PARTNERSHIP AGREEMENT. On or before the Closing, (A) Seller shall have caused the Partnership to amend its Partnership Agreement to permit the transfer of the Partnership Interests and the continued existence of the Partnership, and (B) Buyer shall have approved the form and content of such amendment prior to the execution thereof, which consent shall not be unreasonably withheld by Buyer.


                                    5.1.10  REQUIRED ACTION.   On
or before the Closing, Seller shall have taken all applicable corporate, partnership, and/or limited liability company action necessary or appropriate to consummate the transaction contemplated hereby.

                                    5.1.11  CONSENTS AND NOTICES.
On or before the Closing, all necessary consents to the assignments of the contracts and permits described in PARAGRAPH
6.3.2 shall have been obtained from the other parties thereto, and Seller shall have given all necessary notices to such other parties of such assignment, which are required under the terms of the applicable contracts or permits being assigned or under applicable law including, without limitation, the consents and notices specified on EXHIBIT "K-2". Seller shall use its good faith reasonable efforts to obtain the foregoing consents to assignment prior to Closing.

                                    5.1.12       PARCEL O   TRACT
DECLARATION. On or before the Closing, there shall have been obtained all necessary consents (including, but not limited to, consents by all owners of all or any portion of Parcel O of the Project, and all holders of liens on all or any portion of Parcel
O) to the re-recordation of the previously recorded Tract Declaration (Instrument No. 95-0621754) and Supplemental Declaration (Instrument No. 95-0621753) for the north half of Parcel O previously sold by the Partnership to Fairfield Investments, Inc. to include and attach a legal description of such north half of Parcel O, and such Tract Declaration and Supplemental Declaration shall have been re-recorded with the legal description attached. Seller shall use its good faith reasonable efforts to obtain the foregoing consents prior to Closing.

                                    5.1.13      PHASE I   REPORT.
Within 10 days after the Agreement Date, Seller shall deliver to Buyer a Phase I environmental report (A) prepared by Growth Environmental Services, Inc., (B) dated not more than 30 days prior to the Agreement Date, (C) containing a certification in favor of Buyer, the Partnership, and Seller, (D) complying with ASTM Designation E 1527-94, as described and clarified in that certain letter from Robert D. Anderson to Joseph J. Moritz dated March 15, 1996 (the "ASTM Standard"), and (E) covering the entire Project (the "New Phase I Report"). Buyer shall have 3 business days from the delivery of the New Phase I Report to review and object to any matter contained in the New Phase I Report and/or any failure of the New Phase I Report to comply with the ASTM Standard. If Buyer fails to object to any matter contained in the New Phase I Report or any failure of the New Phase I Report to comply with the ASTM Standard by giving written notice to Seller within such 3 business day period, Buyer shall be deemed to have approved, and this Condition shall be deemed to have been waived, with respect to all such matters and all such noncompliance as to which no objection is made. If Buyer timely delivers notice of objection to any matter contained in the New Phase I Report or to any failure of the New Phase I Report to comply with the ASTM Standard, Seller may, but shall not be obligated to, attempt to cure, prior to the Closing, the matter(s) objected to by Buyer. Seller shall, however, notify Buyer within 2 business days after its receipt of Buyer's notice of objection whether or not Seller is willing to cure such objections. If Seller notifies Buyer that Seller is unwilling to cure any such objection, then Buyer, within 2 business days following receipt of such notice from Seller, shall elect by written notice to Seller and Escrow Agent to either (i) waive the matter(s) previously objected to which
Seller is unwilling to cure and close the transaction contemplated hereby in accordance with the terms hereof, or (ii) terminate this Agreement, and in the event of such termination this Agreement shall terminate and the Earnest Money Deposit shall be refunded to Buyer. If Seller fails to notify Buyer within the requisite 2 business day period of Seller's willingness to cure, Seller shall be conclusively deemed to have elected not to cure Buyer's objections, in which event Buyer must make one of the above described elections within 2 business days following expiration of the 2 business day period for delivery of Seller's notice. If Seller elects to cure any of the matters objected to by Buyer, but Seller fails to cure to Buyer's reasonable satisfaction, not later than 2 business days prior to the date set for the Closing, all of such matters which Seller has elected to cure, then Seller shall be in breach of this Agreement, and Buyer may elect to exercise any remedies provided to Buyer under this Agreement, including, but not limited to, the right to terminate this Agreement by written notice to Seller and Escrow Agent delivered by 5:00 p.m. Phoenix time on the last business day prior to the date set for the Closing, and upon timely receipt of such notice, this Agreement shall terminate, as provided in PARAGRAPH 18.1 of this Agreement. If Seller does not elect, or is deemed not to have elected, to cure any of the matters objected to by Buyer, and if Buyer fails to timely notify Seller of Buyer's election to terminate the Agreement, then Buyer shall be deemed to have elected to waive the uncured matter(s) objected to by Buyer on the date which is 2 business days after the date Seller elects or is deemed to have elected not to cure Buyer's objections. If necessary, the Closing Date (as defined below) shall be extended for a period equal to the number of days actually used by Buyer and/or Seller, not to exceed the full time periods (if required by Buyer and/or Seller) set forth above, for: (A) review of the New Phase I Report; (B) the making of objections to the New Phase I Report; (C) making an election to attempt to cure an objection or not and, if election is made to cure, the minimum time period to cure, plus 2 business days; and/or (D) electing whether to waive the matters objected to or to terminate this Agreement, it being agreed that notwithstanding any contrary provision hereof, Buyer shall in all events have a minimum of 2 business days within which to exercise its termination right as provided herein.

                                    5.1.14  STAINED AREAS.  On or
before the Closing, Seller shall have removed from the Project and disposed of, all in accordance with applicable Environmental Laws or Orders, the three soil stained areas and the concrete washout area identified in that certain Updated Phase I Environmental Site Assessment prepared by Growth Environmental Services, Inc., dated August 15, 1995.

                                   5.1.15  RIGHT TO WAIVE; DEEMED
APPROVAL. The Conditions set forth in this PARAGRAPH 5.1 are for the sole benefit of Buyer, and Buyer, in its sole discretion, may at any time in writing waive any one or more of the Conditions set forth in this PARAGRAPH 5.1, in which case the waived Condition(s) shall be deemed to be fully satisfied. If any of the Conditions described in this PARAGRAPH 5.1 is not satisfied on or before the applicable date set forth above, Buyer, in its sole and absolute discretion, may terminate this Agreement and the Escrow by notice to Seller and Escrow Agent and receive a refund of the Earnest Money Deposit, unless the failure of the Condition results from a default by Seller, in which case Buyer may seek such remedies for the default as may be permitted under this Agreement. Except as specifically provided otherwise above in this PARAGRAPH 5.1, failure by Buyer to timely notify Seller and Escrow Agent of Buyer's objection, disapproval or rejection of any of the Conditions above described in this PARAGRAPH 5.1 and of Buyer's election to terminate as a consequence thereof within the time period specified shall be deemed conclusively to constitute Buyer's approval of such Condition and a waiver of Buyer's right to terminate this Agreement with regard to such Condition; provided, however, that if the failure of the Condition results from a default by Seller, Buyer may seek such remedies for the default as may be permitted under this Agreement.

                           5.2     SELLER'S CONDITIONS PRECEDENT.

                                    5.2.1  NO MATERIAL CHANGE. On
or before the Closing, there is no material adverse change in the financial condition of Buyer that has a material effect on its ability to close the Escrow as provided in this Agreement or to cause the Partnership to perform its obligations under the Assumption, Guaranty and Indemnity Agreement attached hereto as EXHIBIT "Q".

                                    5.2.2   REQUIRED ACTION.   On
or before the Closing, Buyer shall have taken all applicable corporate, partnership, and/or limited liability company action necessary or appropriate to consummate the transaction contemplated hereby.

                                    5.2.3          ACCURACY    OF
REPRESENTATIONS AND WARRANTIES. Except as to any warranty waived by Seller as provided in PARAGRAPH 13.2.3, the representations and warranties of Buyer contained in this Agreement or in any Exhibit or Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                                    5.2.4   CONSENT UNDER  OPTION
AGREEMENTS. The consent of the seller under each Option Agreement to the transactions described in this Agreement shall have been obtained.

                                    5.2.5        PERFORMANCE   OF
AGREEMENTS. Each and all of the agreements of Buyer to be performed under this Agreement on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

                                    5.2.6  RIGHT TO WAIVE; DEEMED
APPROVAL. The Conditions set forth in this PARAGRAPH 5.2 are for the sole benefit of Seller, and Seller, in its sole discretion, may at any time in writing waive any one or more of the Conditions set forth in this PARAGRAPH 5.2, in which case the waived Condition(s) shall be deemed to be fully satisfied. If any of the Conditions described in this PARAGRAPH 5.2 is not satisfied on or before the applicable date set forth above, Seller, in its sole and absolute discretion, may terminate this Agreement and the Escrow by notice to Buyer and Escrow Agent and if the failure of the Condition results from a default by Buyer, Seller may seek such remedies for the default as may be permitted under this Agreement. Except as specifically provided otherwise above in this PARAGRAPH 5.2, failure by Seller to timely notify Buyer and Escrow Agent of Seller's objection, disapproval or rejection of any of the Conditions above described in this PARAGRAPH 5.2 and of Seller's election to terminate as a consequence thereof within the time period specified shall be deemed conclusively to constitute Seller's approval of such Condition and a waiver of Seller's right to terminate this Agreement with regard to such Condition; provided, however, that if the failure of the Condition results from a default by Buyer, Seller may seek such remedies for the default as may be permitted under this Agreement.

                  6.      TITLE INSURANCE POLICIES; ASSIGNMENT OF
PARTNERSHIP INTERESTS; OTHER TRANSFERS.

                           6.1    OWNER'S TITLE INSURANCE POLICY.
At the Closing, Seller shall cause Escrow Agent to deliver to Buyer the Owner's Policy (together with the Owner's Policy Endorsements and the written commitment of Ticor and Chicago for reinsurance as provided in PARAGRAPH 1.28, which reinsurance commitment permits direct access by the insured to the reinsurer) and the Lender's Policy (together with the Lender's Policy Endorsements), each as described in PARAGRAPH 5.1.1 and issued by the Title Insurers in the manner provided in PARAGRAPH 1.28, or the unconditional and irrevocable commitments of Title Insurers to issue such Policies and Endorsements, the Owner's Policy and the Lender's Policy to be subject only to (A) the usual printed exclusions, conditions and stipulations set forth in the printed form policy, and (B) the Title Exceptions. Seller shall pay (i) the title insurance premium for the standard coverage portion of the Owner's Policy, (ii) 50% of the premium for the Owner's Policy Endorsements, (iii) all of the title insurance premium for the Lender's Policy, (iv) 50% of the premium for the Lender's Policy Endorsements. Buyer shall pay (i) the title insurance premium for the extended coverage portion of the Owner's Policy,
(ii) 50% of the premium for the Owner's Policy Endorsements,  and
(iii) 50% of the premium for the Lender's Policy Endorsements.

                           6.2        ASSIGNMENT  OF  PARTNERSHIP
INTERESTS. At the Closing, Seller shall execute and deliver to Buyer an Assignment of Partnership Interests assigning and transferring to Buyer the Partnership Interests, substantially in the form attached hereto as EXHIBIT "L". Prior to Closing, Buyer may by written notice to Seller and Escrow Agent designate one or more of the Persons comprising the Buyer or one or more Person(s) controlled by Buyer that will take title to the Partnership Interests, so that the general and limited partner interests in the Partnership are held by different Persons. Seller agrees to assign and transfer the Partnership Interests to the Person(s) so designated by Buyer. The assignment of the Partnership Interests shall occur in the following sequence, so as to prevent a dissolution of the Partnership under applicable law: (A) First, the Corporation shall assign its general Partnership Interest to one such Person designated by Buyer, and Newhall, in its capacity as remaining general partner and as the limited partner in the Partnership, shall consent to the assignment and to the admission of the assignee as an additional general partner in the Partnership; (B) Second, Newhall shall assign its general and limited Partnership Interests to a different such Person (or Persons) as designated by Buyer, and Buyer shall cause the Person to whom the general Partnership Interest was assigned under the preceding clause (A), in its capacity as general partner in the Partnership, to consent to the assignment and to the admission of the assignee (or assignees) as a limited partner (or limited partners) in the Partnership. At the Closing and after the assignment of Partnership Interests as provided in the preceding sentence, Buyer shall cause the Persons owning 100% of the Partnership Interests to execute and deliver a Security Agreement as described in PARAGRAPH 36.2 and the other documents required under PARAGRAPH 36.2, so that 100% of the Partnership Interests are encumbered in the manner provided in PARAGRAPH 36.2.

                           6.3      TRANSFER OF OTHER ASSETS.

                                    6.3.1   TRADENAME AND SERVICE
MARKS. At the Closing, Seller shall cause the Corporation to execute and deliver to the Partnership instruments, in the form required by law, assigning and transferring to the Partnership
(A) United States Patent and Trademark Office Certificate of Registration No. 1,924,804 (for McDowell Mountain Ranch service mark in Class 37 registered October 3, 1995), (B) United States Patent and Trademark Office Certificate of Registration No. 1,924,796 (for McDowell Mountain Ranch service mark in Class 36 registered October 3, 1995), and (C) State of Arizona Certificate of Trade Name No. 113580 (for McDowell Mountain Ranch trade name registered to Newhall on September 17, 1992, and thereafter assigned by Newhall to the Corporation pursuant to Assignment of Trade Name filed with the Arizona Secretary of State on November 18, 1993).

                                    6.3.2  CONTRACTS AND PERMITS.
At the Closing, Newhall and the Corporation shall each execute and deliver to the Partnership an Assignment of Contracts and Permits substantially in the form attached hereto as EXHIBIT "K-1", assigning and transferring to the Partnership the contracts and permits identified in EXHIBIT "K-2" of this Agreement which are held by Newhall or the Corporation, as applicable. In addition to such Assignment of Contracts and Permits, Newhall (or the Corporation, as applicable) shall execute and deliver to the Partnership at the Closing such other instruments as may be required under applicable law to transfer any particular contract or permit described in EXHIBIT "K-2".

                                    6.3.3   PERSONAL PROPERTY. At
the Closing,  Seller shall execute and deliver to the Partnership
(A) an Assignment and Bill of Sale substantially in the form attached hereto as EXHIBIT "M", assigning and transferring to the Partnership all Personal Property owned by Newhall and/or the Corporation which, in the case of tangible Personal Property, is located in the State of Arizona, and which in any case is used at or in connection with or otherwise relating to the Project, and (B) such other instruments as may be required under applicable law to transfer particular items of Personal Property to the Partnership.

                  7.       THE ESCROW.

                           7.1      ESCROW INSTRUCTIONS.    Buyer
and Seller shall establish an Escrow (the "Escrow") with Escrow Agent to facilitate the consummation of the transaction contemplated by this Agreement. The standard form Escrow Instructions (the "Printed Instructions"), attached hereto as EXHIBIT "N", together with the provisions of this Agreement applicable to Escrow Agent, shall together constitute escrow instructions between Seller, Buyer and Escrow Agent. In the event of any conflict or inconsistency between the provisions of the Printed Instructions and this Agreement or any instrument or document executed or delivered in connection with the transaction contemplated hereby, the provisions of this Agreement, or such instrument or document shall control.

                           7.2      OPENING.  Seller  and   Buyer
shall open Escrow with Escrow Agent simultaneously upon their execution hereof. For the purposes hereof, the term "Opening of Escrow" shall be the date inserted at the end of this Agreement by Escrow Agent, which date shall be the date on which this Agreement, executed by Buyer and Seller, together with the required Earnest Money Deposit is delivered to and accepted by Escrow Agent.

                           7.3      CLOSING.  The  Closing  shall
occur on or before March 29, 1996 (the "Closing Date") at 9:00 a.m. in the offices of Fennemore Craig, Two North Central Avenue, Suite 2200, Phoenix, Arizona, or at such other time and location as the parties may mutually agree.

                           7.4      ACTION   AT  THE  CLOSING  BY
SELLER. At the Closing, Seller shall deliver or cause to be delivered to Escrow Agent for the account of Buyer (if not otherwise delivered prior thereto) all of the following instruments dated as of the Closing, fully executed by Seller (and, if appropriate, acknowledged), which instruments shall be executed and delivered in the following sequence:

                                    7.4.1   Assignment  from  the
Partnership to the Corporation of the covenants and warranties of title contained in the special warranty deeds recorded in Instrument Nos. 93-0833538, 94-0823590, 95-0071407, 95-0621752,
and 95-0771675;
                                    7.4.2      Assignments     of
tradename and service marks as provided in PARAGRAPH 6.3.1;

                                    7.4.3      Assignment      of
Contracts and Permits as provided in PARAGRAPH 6.3.2 and any other instruments required under PARAGRAPH 6.3.2;

                                    7.4.4  Assignment and Bill of
Sale as provided in PARAGRAPH 6.3.3 and any other instruments required under PARAGRAPH 6.3.3;

                                    7.4.5        Assignment    of
Partnership Interests as provided in PARAGRAPH 6.2, in the sequence and manner provided for in PARAGRAPH 6.2;

                                    7.4.6   Assignment from   the
Corporation to the Partnership of the title covenants and warranties described in PARAGRAPH 7.4.1;

                                    7.4.7        Affidavit     of
Non-Foreign Person in the form of EXHIBIT "O";

                                    7.4.8      An    update    of
EXHIBIT "G" and of SCHEDULE 11.7, dated as of the Closing Date;

                                    7.4.9        Each    original
promissory note referred to in the Deeds of Trust and originals of each of the Deeds of Trust;

                                    7.4.10  A closing certificate
restating and reaffirming, as of the Closing Date, the representations and warranties of Seller set forth in PARAGRAPHS 11 AND 12 (except to the extent that a breach of any such representations and warranties is waived by Buyer as provided in PARAGRAPH 13.2.2), which certificate shall be in the form attached hereto as EXHIBIT "S-1";

                                    7.4.11  An  update   of   the
December 1995 Balance Sheet,  updated through  February 29, 1996;
and

                                    7.4.12  Such   other   funds,
instruments, or documents, including any original notes receivable (other than those described in PARAGRAPH 7.4.9) and deeds of trust securing the repayment of such notes in the possession of Seller or the Partnership, as may be reasonably necessary to fulfill the covenants and obligations to be performed by Seller pursuant to this Agreement.

                           7.5      ACTION AT  THE   CLOSING   BY
BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Escrow Agent for the account of Seller (if not otherwise delivered prior thereto) all of the following, and with respect to any instruments or documents referred to below, all such items shall be dated as of the Closing, fully executed by Buyer (or the Partnership as to the instruments described in PARAGRAPHS 7.5.3 AND 7.5.6) and, if appropriate, acknowledged:

                                    7.5.1   All funds referred to
in PARAGRAPH 3 necessary to pay the Purchase Price;

                                   7.5.2       Assignment      of
Partnership Interests, which shall be signed by the Persons provided for in PARAGRAPH 6.2, in the sequence and manner provided for in PARAGRAPH 6.2;

                                   7.5.3 Assumption, Guaranty and
Indemnity Agreement required under PARAGRAPH 36, executed by the Partnership;

                                   7.5.4    Letter    of   Credit
required under PARAGRAPH 36.1, in the form required under PARAGRAPH 36.1;

                                   7.5.5 Security  Agreements and
Financing Statements required under PARAGRAPH 36.2;

                                   7.5.6 After  completion of the
transfer of all Partnership Interests to the Persons provided for in PARAGRAPH 6.2, a Reaffirmation of Partnership Obligations in the form attached hereto as EXHIBIT "T", executed by the Partnership (it being agreed that Exhibit "A" of such Reaffirmation shall contain a list of all contracts and agreements of the Partnership disclosed in this Agreement or in any Schedule or Exhibit attached hereto);

                                   7.5.7  A  closing  certificate
executed by each of Sunbelt/HH and Investors, restating and reaffirming, as of the Closing Date, its respective representations and warranties set forth in PARAGRAPH 10 (except to the extent that a breach of any such representations and warranties is waived by Seller as provided in PARAGRAPH 13.2.3), each of which certificates shall be in the form attached hereto as EXHIBIT "S-2";

                                   7.5.8   Indemnity    Agreement
executed by the Partnership as required under PARAGRAPH 14.2, in the form attached hereto as EXHIBIT "U"; and

                                   7.5.9   Such   other    funds,
instruments, or documents as are reasonably necessary to fulfill the covenants and obligations to be performed by Buyer pursuant to this Agreement.

                            7.6  CLOSING   COSTS.    The   Escrow
fee payable to Escrow Agent in respect of the assignment and transfer of the Partnership Interests to Buyer shall be shared equally by the parties. The title insurance premium for the Owner's Policy, the Owner's Policy Endorsements, the Lender's Policy, and the Lender's Policy Endorsements shall be allocated between Buyer and Seller in the manner provided in PARAGRAPH 6.1.

                             7.7  ESCROW  CANCELLATION   CHARGES.
If this Escrow fails to close because of Seller's default, Seller shall be liable for all actual escrow cancellation charges. If this Escrow fails to close because of Buyer's default, Buyer shall be liable for all actual escrow cancellation charges. If this Escrow fails to close for any other reason, Seller and Buyer shall each be liable for (one-half) 1/2 of all actual escrow cancellation charges.

                  8. BUYER'S ADDITIONAL COVENANTS. Buyer shall use its good faith reasonable efforts to cause Thompson Peak Limited Partnership to provide deeds for Land purchased after the Closing under the Option Agreement with Thompson Peak Limited Partnership containing covenants and warranties of title in substantially the same form as those contained in the deeds referred to in PARAGRAPH 7.4.1.

                  9.       SELLER'S ADDITIONAL COVENANTS.      In
addition to Seller's covenants set forth elsewhere in this Agreement, Seller hereby covenants and agrees as follows:

                            9.1  CONDUCT OF  BUSINESS OF COMPANY.
During the period from the Agreement Date to the Closing, Seller shall cause the Partnership to continue to conduct its operations in the ordinary and usual course of business and to use its best efforts to preserve intact its respective business organization, keep available the services of its officers and employees and maintain ongoing relationships with licensors, suppliers, distributors, consultants, contractors and others having business relationships with them. Except as may be first approved by Buyer or as is otherwise permitted or required by this Agreement, Seller shall cause the Partnership and the Association to (A) refrain from entering into any contract, agreement or commitment or any modification or amendment of any contract, agreement or commitment by which the Partnership or the Association is bound or to which the Project or any assets of the Partnership or the Association are subject, (B) maintain in full force and effect until the Closing all policies of insurance presently carried by the Partnership, (C) neither act nor fail to act in such a manner as to cause an event which creates or, with the giving of notice and/or the passage of time would create, a default under any representation, warranty or covenant contained in this Agreement or under any other contract, agreement or commitment by which the Partnership or the Association is bound or to which the Project or any assets of the Partnership or the Association are subject. During the period from the Agreement Date to the Closing, Seller shall cause the Partnership to notify Buyer of any material and adverse change in the business or financial condition of the Partnership.

                            9.2  EXCLUSIVE  DEALING.  During  the
period from the Agreement Date to the Closing, Seller shall not take and shall cause the Partnership to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than Buyer, concerning any purchase of the Partnership Interests or any merger, sale of substantial assets or similar transaction involving the Partnership, other than real estate purchase and sale transactions which may occur in the ordinary course of the Partnership's business (which purchase and sale transactions shall require the consent of Buyer as provided in PARAGRAPHS 9.1 AND 9.4).

                            9.3   MAINTENANCE   OF  THE  PROJECT.
During the period from the Agreement Date to the Closing, Seller shall cause the Partnership and the Association to maintain the Project in the same state of repair as of the date hereof, except as the Project may be reasonably impacted by construction of improvements within or serving the Project by the City, the District and/or Seller and except as to changes in the state of repair caused by Buyer, its agents, designees, invitees and licensees.

                            9.4  PURCHASE  AND  SALE  AGREEMENTS.
During the period from the Agreement Date to the date of Closing or date of termination, as the case may be, Seller shall not permit the Partnership to enter into any purchase and sale agreements for the sale of any part of the Property or any material part of the assets of the Partnership without the prior written consent of Buyer, which consent may be withheld in the sole and absolute discretion of Buyer.

                            9.5 POST-CLOSING TRANSFERS. It is the
intent of this Agreement that all assets (including, but not limited to, contracts, tangible and intangible personal property, and real property) which, in the case of tangible personal property, is located in the State of Arizona, and which in any case are used at or in connection with or otherwise relate to the Project or the business of the Partnership and which are owned by or held in the name of the Corporation, Newhall, or any Person affiliated with or related to the Corporation or Newhall, be vested in the Partnership prior to the assignment of the Partnership Interests to Buyer as provided herein. Without limiting in any way any of the representations, warranties or other agreements of Seller set forth in this Agreement, it is hereby agreed that if, after the Closing, Buyer discovers that any such asset is not vested in the Partnership, Seller shall within 10 days after demand by Buyer execute such documents and instruments as may be necessary to transfer the particular asset to the Partnership, and Seller shall at its expense secure all third-Person consents as may be required for the transfer. If Seller transfers an asset and secures all required third-Person consents thereto as provided in the preceding sentence, then Seller shall be deemed to have cured any default hereunder by Seller arising from its failure to transfer the asset at Closing hereunder; provided, however, that such transfer and obtaining of third-Person consent by Seller shall not relieve or release
Seller from any other liability or obligation that Seller may have under this Agreement with respect to the asset transferred (including, but not limited to, any liability or obligation with respect to or arising from Seller's failure to disclose the asset to Buyer).

                            9.6   POST-CLOSING    BALANCE   SHEET
UPDATE. On or before 10 business days after the Closing, Seller shall deliver to Buyer an update of the balance sheet delivered at Closing pursuant to PARAGRAPH 7.4.11, updated through the date of Closing. Sunbelt/HH, in its capacity as general partner in the Partnership, shall cause the Partnership to cooperate with Seller in the preparation of such updated balance sheet.

                            9.7  WAIVER OF  CONTRIBUTION.  Seller
hereby waives and releases all claims for indemnity, contribution, reimbursement or recovery from the Partnership which may now or hereafter exist under Paragraph 3.6 of the Partnership Agreement or under applicable statutes or common law.

                  10.    REPRESENTATIONS AND WARRANTIES OF BUYER.
Sunbelt/HH and Investors hereby represent and warrant to and covenant with Seller, each solely with respect to itself, as set forth below in this PARAGRAPH 10.

                            10.1  NO  CONFLICT.   The  execution,
delivery and performance by Buyer of its obligations under this Agreement and all other agreements contemplated hereby will not violate, contravene or result in a default under (A) any provision of applicable law, the articles of incorporation and bylaws, operating agreement or articles of organization or partnership agreement of Buyer, (B) any bond, note or other evidence of indebtedness, contract, mortgage, deed of trust, loan, lease or other agreement or instrument to which Buyer is a party or by which it is bound, or breach, invalidate, cancel, make inoperative, materially interfere with or result in the acceleration or maturity of any such items referred to in this clause (B), or (C) any statute, law, rule or regulation, or any judgment, order or decree of any governmental authority or court having jurisdiction over Buyer. No consent, approval, authorization or order of or qualification with any governmental authority, judicial or administrative body or any other Person is required for the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations under this Agreement or any other agreement contemplated hereby.

                            10.2 DUE ORGANIZATION,  ETC. Buyer is
duly organized, validly existing and in good standing under the laws of its state of organization and (except for Investors) is duly authorized to transact business in Arizona. Buyer has the power and authority to own its properties and assets, to carry out its business as presently conducted and to perform its obligations under this Agreement and all other agreements contemplated  hereby.  On or before the  Closing  the  execution, delivery and performance of this Agreement and all other agreements contemplated hereby will have been duly and validly authorized by all necessary action on the part of Buyer and this Agreement and all other agreements contemplated hereby will be valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by any Creditor's Rights Laws (as hereinafter defined) and general principles of equity. Buyer further represents that it is not a partner or joint venturer with Seller in connection with the transactions contemplated by this Agreement, and that it is entering into this Agreement and any other contract, instrument and document contemplated hereby, voluntarily and solely for its own benefit. As used in this Agreement, the term "Creditor's Rights Laws" shall mean any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

                            10.3  NO  LITIGATION.  There  are  no
pending or to Buyer's knowledge, threatened, investigations, actions, suits, proceedings or claims against or affecting Buyer at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. To Buyer's knowledge, no material investigation, action, suit, proceeding or claim is threatened against or affecting Buyer or the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Buyer is not operating under or subject to any order, writ, injunction, decree or judgment of any arbitrator or governmental authority.

                            10.4  INVESTIGATION OF THE PROJECT BY
BUYER. Prior to the Closing, Buyer shall have made its own independent examination, inspection and investigation of the condition of the Project (including, without limitation the subsurface thereof, all soil, environmental, engineering and other conditions which may affect construction thereon) and all matters affecting the development thereof and of the condition (financial and otherwise) of the Partnership and of its assets and liabilities as it deems necessary or appropriate, and Buyer is entering into this Agreement and purchasing the Partnership Interests based upon the results of such inspections and investigations and not in reliance on any statements, representations, or agreements of Seller other than those contained in this Agreement. Buyer acknowledges and agrees that it is acquiring the Partnership Interests without any representation, warranty or covenant from Seller, except for representations, warranties and covenants of Seller as stated in this Agreement and the other agreements contemplated hereby. Buyer acknowledges and agrees that (A) it is not relying on any written financial performance projections for the Partnership which Seller has given or caused the Partnership to give to Buyer, (B) such financial projections are not a prediction, guaranty, representation, warranty or covenant of Seller as to the financial or other performance of the Partnership, the Property or the Project for the period covered by such financial projections or that the events set forth in such financial projections shall occur, and (C) such financial projections are merely a projection of future performance of the Partnership and that actual results may vary significantly.

                      10.5  INVESTMENT   REPRESENTATIONS.  Buyer,
in acquiring the Partnership Interests, hereby represents and warrants to Seller as follows:

                            10.5.1   The   acquisition   of   the
Partnership Interests is made as a principal for Buyer's sole account for investment purposes only and not with a view toward the distribution of all or any portion of Buyer's interest in the Partnership except in compliance with the provisions of this Agreement and any document or instrument executed by Buyer or any holder of an ownership interest in Buyer in connection with the transaction contemplated by this Agreement.

                            10.5.2   Buyer   is   aware   of  the
restrictions on transfer of the Partnership Interests provided herein and in the Assumption, Guaranty and Indemnity Agreement and/or the Security Agreement(s) and/or the Assignment(s) of Partnership Interests and that the Partnership Interest will at no time prior to the occurrence of the Partial Release Condition or the Full Release Condition (as defined in PARAGRAPH 36.3) be freely transferable or be assignable (except as provided in this Agreement or in any agreement or other document executed in connection with this Agreement) otherwise than to a Person accepting similar restrictions on transferability and upon compliance with all other applicable conditions of transfer.

                            10.5.3   Buyer   has  no   reason  to
anticipate  any change in  Buyer's  circumstances,  financial  or otherwise, which should cause Buyer to sell or distribute or necessitate or require any sale or distribution of the Partnership Interest.

                            10.5.4  Buyer is  fully  aware of the
restrictions on resale of the Partnership Interests under this Agreement, the Assumption, Guaranty and Indemnity Agreement and/or the Security Agreement(s) and/or the Assignment(s) of Partnership Interests and under the Securities Act of 1933, as amended (the "Securities Act"), the rules promulgated thereunder, and applicable state securities laws; in particular, Buyer is aware that the Partnership Interests have not been registered under the Securities Act, may not be freely transferred and that any sale thereof may have significant adverse tax consequences.

                            10.5.5   Buyer  is  aware   that  the
Partnership Interests are being transferred by Seller in reliance upon the exemption provided by ss.4(2) of the Securities Act, on the grounds that no public offering is involved, and upon the representations, warranties and agreements set forth in this PARAGRAPH 10.5.

                            10.5.6  Buyer has such  business  and
financial experience alone, or together with its professional advisers, that it has the capacity to protect its own interests in connection with its acquisition of the Partnership Interests hereunder; and Buyer has sufficient financial strength to hold the Partnership Interests as an investment and bear the economic risks of that investment (including, but not limited to, possible complete loss of such investment) for an indefinite period of time. Any Person designated by Buyer under PARAGRAPH 6.2 of this Agreement to receive the Partnership Interests and any assignee of Buyer pursuant to PARAGRAPH 30 of this Agreement shall satisfy the foregoing requirements of this Subparagraph and shall acknowledge and affirm the representations contained in PARAGRAPH
10.4 and PARAGRAPHS  10.5.1 THROUGH  10.5.6,  inclusive,  of this
Agreement.

                  11. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Corporation and Newhall hereby jointly and severally represent and warrant to and covenant with Buyer as set forth below in this PARAGRAPH 11, and hereby acknowledge that the Partnership, each constituent of the Partnership and each constituent of Buyer is an intended third party beneficiary of each such representation, warranty and covenant.

                           11.1     ORGANIZATION; AUTHORITY.  The
Partnership was formed on August 11, 1993, upon the filing of the Partnership Agreement with the Arizona Secretary of State, and is duly organized, validly existing and in good standing under the laws of the State of Arizona. The Partnership is not the successor to any other organization or entity, by way of merger, consolidation, division, reorganization or otherwise and neither had nor succeeded to any assets or liabilities of any nature prior to its formation. The Partnership has the power and authority to own all of its properties and assets, to carry on its business as presently conducted and to perform all of its obligations under this Agreement and all other agreements contemplated  hereby.  On or before the Closing,  the  execution, delivery and performance of this Agreement and all other agreements contemplated hereby will have been duly and validly authorized by all necessary action on the part of the Partnership and this Agreement and all other agreements contemplated hereby will be valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, except as enforceability may be limited by Creditor's Rights Laws and general principles of equity.

                           11.2     PARTNERSHIP  AGREEMENT.   The
Partnership Agreement is in full force and effect, a true, complete and correct copy thereof is attached hereto as SCHEDULE 11.2, and there are no dissolution, termination or liquidation proceedings pending or contemplated with respect to the Partnership. There are no uncured defaults or breaches by any partner under the Partnership Agreement.

                           11.3   NO LITIGATION OR ADVERSE EVENTS.
Except for the real property tax protest being pursued for Maricopa County Assessor's tax parcel no. 217-200-01F constituting a portion of the Real Property, for tax years 1994 and 1995 (the "Tax Appeal") and the pending litigation in Maricopa County Superior Court captioned McDowell Mountain Ranch Limited Partnership, Plaintiff, vs. City of Scottsdale, HDR
Engineering,   Inc.,   and   Terrane   Engineering   Corporation,
Defendants,  Case No. CV 95-08805 (the "City Litigation"),  there
are   no   pending   or  to   Seller's   knowledge,   threatened,
investigations, actions, suits, proceedings or claims against or affecting the Partnership, the Association, the Property or the Project at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. To Seller's knowledge, no material investigation, action, suit, proceeding or claim is threatened against or affecting the Partnership, the Property, the Project or the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Neither Seller nor the Partnership is operating under or subject to any order, writ, injunction, decree or judgment of any arbitrator or governmental authority.

                           11.4     NO DEFAULTS.     Neither  the
Partnership, the Association, Seller nor, to Seller's knowledge, any other Person is in default under any agreement or instrument to which the Partnership or the Association is a party or by which the Partnership, the Association, the Property or the Project is bound, such agreements are valid, binding (subject to any proceedings under Creditor's Rights Laws not covered by Seller's representation and warranty in PARAGRAPH 11.17) and in full force and effect, and no event exists which with the passage of time or the giving of notice or both will become a default thereunder on the part of the Partnership, the Association, Seller or, to Seller's knowledge, any other Person who is a party thereto. Except for the consents to be obtained by Seller as provided in PARAGRAPH 5.1.7, no consent, approval, authorization or order of or qualification with any governmental authority, judicial or administrative body or any other Person is required under any agreement to which the Partnership or the Association is a party or by which the Partnership, the Association, the
Property or the Project is bound in connection with the transactions described in this Agreement (including, but not limited to, the transfer of the Partnership Interests as provided herein).

                           11.5     INTENTIONALLY OMITTED.

                           11.6     PARTNERSHIP INTERESTS.    The
capitalization of the Partnership is as set forth in the Partnership Agreement. There are no restrictions on the transfer of the Partnership Interests other than those contained in the Partnership Agreement, in this Agreement, or those arising from federal and applicable state securities laws. All currently issued and outstanding Partnership Interests were duly authorized and validly issued in accordance with the terms of the Partnership Agreement and in compliance with applicable laws. At all times since inception of the Partnership the Corporation has owned at least 1% of the total capital and profits interest in the Partnership. There are and have been no partners of the Partnership other than the Corporation and Newhall. Neither the Corporation nor Newhall has taken any action that would subject any limited partner in the Partnership to personal liability to any third Person for any Partnership liability or obligation. Except as created by this Agreement, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating the Partnership to issue any Partnership Interests. At the Closing, upon receipt of the Purchase Price, Seller and the Partnership will have transferred the Partnership Interests to Buyer free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equitable interests of third Persons, except for those described in PARAGRAPH 36.2.

                           11.7     FINANCIAL         STATEMENTS;
UNDISCLOSED LIABILITIES. True and complete copies of the unaudited financial statements of the Partnership as of December 31, 1995 and 1994 for the twelve month period then ended, together will all related notes and schedules thereto (collectively, the "Partnership's Financial Statements") are attached hereto as SCHEDULE 11.7. The Partnership's Financial Statements and the updates thereof delivered to Buyer pursuant to PARAGRAPHS 7.4.11 AND 9.6 were prepared in accordance with the books of account and other financial records of the Partnership, present fairly the financial condition and results of operation of the Partnership as of the dates thereof or for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied. Except as described on SCHEDULE 11.7, there are no liabilities of the Partnership of any kind, whether accrued, absolute, fixed or contingent, which are reportable under generally accepted accounting principles consistently applied, other than liabilities reflected or reserved against on the balance sheet (the "December 1995 Balance Sheet") of the Partnership as of December 31, 1995 (the "Balance Sheet Date"). SCHEDULE 11.7 also sets forth a reasonable itemized description of the liabilities reflected or reserved against on the December 1995 Balance Sheet. Without limiting the generality or applicability of any other provision of this Agreement, Seller shall be responsible for payment and performance, in accordance with PARAGRAPH 14.1(B), of any claim or liability relating to the Partnership or the Project which first arises or accrues prior to Closing and is not disclosed on the December 1995 Balance Sheet or is not reportable under generally accepted accounting principles consistently applied.

                           11.8     BOOKS AND RECORDS.  The books
and records of the Partnership are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operation of the Partnership contained in the Partnership's Financial Statements.

                           11.9     ACCOUNTS   RECEIVABLE.    All
accounts receivable reflected on the December 1995 Balance Sheet and on the books and records of the Partnership as of the Closing
(i) represent or will represent bona fide claims against debtors for sales or other charges actually made in the ordinary course of business; (ii) are or will be (except in aggregate amount not in excess of the reserves for doubtful accounts in effect at the respective dates) valid and enforceable claims (subject to any proceedings under Creditor's Rights Laws not covered by Seller's representation and warranty in PARAGRAPH 11.17), not subject to any valid defense or offset except as specifically provided in the contract or agreement evidencing the receivable the existence of which contract or agreement has been disclosed to Buyer under this Agreement; and (iii) to Seller's knowledge, are collectible in full (subject to any proceedings under Creditor's Rights Laws not covered by Seller's representation and warranty in PARAGRAPH 11.17).

                           11.10   CONDUCT IN THE ORDINARY COURSE
OF BUSINESS. Since the Balance Sheet Date, the business of the Partnership has been conducted in all respects in the ordinary course consistent with past practice. As amplification and without limiting the generality of the foregoing, since the Balance Sheet Date the Partnership has not: (i) written down or written up (or failed to write down or write up in accordance with GAAP) the value of any assets of the Partnership; (ii) made any change in any method of accounting or accounting practice or policy used by the Partnership; (iii) made any loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any partner of the Partnership; (iv) incurred any obligation or liability except in the ordinary course of business; (v) mortgaged, pledged or subjected to any other lien any of its assets; (vi) cancelled or compromised any claim or liability; (vii) waived or released any rights of value or modified any material agreement; (viii) made any distribution to its partners or made any loans or advances to any Person, or
(ix) entered into any agreement to do any of the foregoing. Since the Balance Sheet Date there has been no event or occurrence that would or is reasonably likely to result in a material adverse change in the business, financial condition, or results of operations of the Partnership.

                           11.11    PERSONAL     PROPERTY.    The
Partnership has good and marketable title to, and in the case of leases, a legal, valid and enforceable leasehold interest in, the Personal Property, free and clear of all liens except those shown on the December 1995 Balance Sheet and liens for current taxes and assessments not yet due and payable. All leases pursuant to which the Partnership leases any tangible Personal Property are in good standing and are valid and binding (subject to any proceedings under Creditor's Rights Laws not covered by Seller's representation and warranty in PARAGRAPH 11.17) in accordance with their respective terms. None of the rights of the Partnership under any of such leases is subject to termination or modification as a result of the transactions contemplated by this Agreement.

                           11.12   LISTS OF PROPERTIES, CONTRACTS
AND OTHER DATA. SCHEDULES 11.12.1 TO 11.12.6 are complete and correct and set forth the following:

                                    11.12.1      SCHEDULE 11.12.1
lists all policies of insurance and insurance coverage which the Partnership is required to maintain under any contract, understanding or commitment to which the Partnership is a party or to which it or any of its assets or properties are subject;
provided,   however,   that  Seller  shall  cancel  all  of  such
insurance, and any other policies or coverage insuring the Property or other assets or operations of the Partnership, which cancellation may be made without notice to Buyer and shall be effective as of (but not prior to) the Closing;

                                    11.12.2      SCHEDULE 11.12.2
lists all licenses, permits, authorizations, consents, orders, franchises, rights, registrations and approvals required to permit the operation of the Partnership or the development of the Project;

                                    11.12.3      SCHEDULE 11.12.3
lists all written and binding oral contracts, understandings and commitments (including without limitation all outstanding purchase orders, loan agreements, guarantees and indemnification agreements) to which the Partnership is a party, or to which it or any of its assets or properties are subject, except such contracts, understandings and commitments which are listed on other Schedules or Exhibits attached to this Agreement; and other than the contracts described in EXHIBIT "K-2", neither Seller nor any partner or affiliate of the Partnership or Seller has entered into, holds or has any interest in any contract, agreement or commitment relating to the Project;

                                    11.12.4      SCHEDULE 11.12.4
lists the name of each bank, brokerage firm or other depository in which the Partnership has an account or safe deposit box, the number of any such account or box and the names of all Persons authorized to draw thereon or have access thereto;

                                    11.12.5      SCHEDULE 11.12.5
lists any automobiles, trucks or other vehicles owned by or leased to the Partnership; and

                                    11.12.6      SCHEDULE 11.12.6
lists all other assets of the Partnership not enumerated in this Agreement or in the Schedules and Exhibits attached to this Agreement.

         One true and complete copy of each written document, if any, referred to in SCHEDULES 11.12.1 TO 11.12.6 and in each other Schedule or Exhibit to this Agreement have been provided to or made available for inspection by Buyer.

                           11.13    COMPLIANCE   WITH  CONTRACTS.
The Partnership is in substantial compliance with all the terms and provisions of all contracts, plans, indentures, leases, policies, instruments and licenses to which the Partnership is a party or by which it or any of its assets may be bound or affected.

                           11.14    COMPLIANCE  WITH  LAWS.    To
Seller's knowledge, the Partnership, the Property, the Project, and the operation thereof by the Partnership are in compliance with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning). The Partnership, the Property, the Project, and the operation thereof by the Partnership are in material compliance with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning). Neither Seller nor the
Partnership has received notice of any violation of any applicable law, ordinance, rule or regulation relating to it or the Property or the Project, and Seller is not aware of any threatened claim of such a violation (including any investigations relating thereto).

                           11.15    EMINENT DOMAIN.  To  Seller's
knowledge, there is currently no existing, proposed, threatened or contemplated eminent domain or similar proceeding, or private purchase in lieu of such a proceeding that would affect the Property or the Project in any material way. Neither Seller nor the Partnership has been served with notice of any proceedings described in the preceding sentence.

                           11.16    NON-FOREIGN PERSON.  None  of
the Partnership, the Corporation, or Newhall is a "foreign person" as such term is defined in Section 1445(f) of the Code.

                           11.17    BANKRUPTCY.   No attachments,
execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or similar legal proceedings are pending or, to Seller's knowledge, threatened against the Partnership, nor are any such proceedings contemplated by the Partnership. The Partnership has never been a debtor in any case commenced under the United States Bankruptcy Code. To Seller's knowledge, no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or similar legal proceedings are pending or threatened against any party to any agreement to which the Partnership or the Association is a party or by which the Partnership, the Association, the Property or the Project is bound; provided, however, that Buyer acknowledges that Seller has disclosed to it the fact that the consultant preparing the New Phase I Report described in PARAGRAPH 5.1.13 has been reorganized pursuant to a Chapter 11 bankruptcy proceeding.

                           11.18   NO SALES CONTRACTS.  Except as
described in SCHEDULE 11.12.3, the Partnership has not entered into for the three-year period immediately prior to the date of this Agreement any contracts for the sale of the Property or the Project (or any portion thereof) under which liabilities or obligations of the Partnership are currently in effect. Except as described in SCHEDULE 11.12.3, neither Seller nor the Partnership nor, to Seller's knowledge, any prior owner of the Property or the Project, has granted any right of first refusal, option or other preferential right to purchase the Property or the Project or any portion thereof to any Person.

                           11.19           LICENSES,     PERMITS,
AUTHORIZATIONS. Except as disclosed in SCHEDULE 11.12.2 and EXHIBIT "K-2", there are no licenses, permits, authorizations, consents, orders, franchises, rights, registrations or approvals required to permit the operation of the Partnership or the development of the Project as of the Closing. Seller is not aware of any impediment to the renewal of any renewable instrument listed in SCHEDULE 11.12.2 or any permit listed in EXHIBIT "K-2". The Partnership has not engaged in any activity that would cause the revocation or suspension of any licenses, permits, authorizations, consents, orders, franchises, rights, registrations or approvals listed on SCHEDULE 11.12.2 and EXHIBIT "K-2", and to Seller's knowledge, no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened.

                           11.20    CONDITION  OF  ASSETS.    The
tangible assets of the Partnership are in a good state of repair and operating condition, suitable for the uses for which intended. The Partnership has in force adequate insurance to provide for the reasonable protection of the assets of the Partnership. Seller shall cancel all of such insurance, which cancellation may be made without notice to Buyer and shall be effective as of (but not prior to) the Closing.

                           11.21    EMPLOYMENT MATTERS. As of the
Closing, the Partnership will have no employees or consultants and will not be bound by any collective bargaining agreements, employment or consulting agreements, executive compensation plans, bonus plans or other incentive compensation plans, severance pay arrangements, pension plans, retirement plans (funded or unfunded), any other employee benefit plan, group life insurance, hospitalization insurance or other plans or arrangements (formal or informal) providing for benefits for any employee or consultant.

                           11.22    INTELLECTUAL PROPERTY RIGHTS.
PARAGRAPH 6.3.1 sets forth all intellectual property rights and all pending registrations and applications therefor, owned by, used by or licensed to, the Partnership or in which the Partnership has any interest (collectively, the "Intellectual Property Rights"). The Partnership owns and holds good, valid and indefeasible title to all Intellectual Property Rights described in PARAGRAPH 6.3.1, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equitable interests of third Persons. To best of Seller's knowledge, the Partnership is not infringing on or otherwise acting adversely to the right or claimed right of any Person under or with respect to any Intellectual Property Rights described in PARAGRAPH 6.3.1. Neither Seller nor the Partnership has received notice of any such claim. To Seller's knowledge, no third Person is infringing on any of the Intellectual Property Rights of the Partnership. The Partnership is not obligated to make payments by way of royalties, fees or otherwise with respect to any Intellectual Property Rights described in PARAGRAPH 6.3.1. The Partnership has taken all actions necessary to obtain and maintain in good standing all of the Intellectual Property Rights described in PARAGRAPH 6.3.1. No Intellectual Property Rights described in
PARAGRAPH 6.3.1 will be impaired in any way by the consummation of the transactions contemplated by this Agreement. Without limiting the generality or applicability of any of Seller's representations and warranties set forth in this Subparagraph, Seller agrees that after Closing, Seller shall, upon request by Buyer, reasonably cooperate with Buyer in (i) the prosecution of any claim by Buyer or the Partnership against any third Person relating to any infringement by the third Person of the Intellectual Property Rights described in PARAGRAPH 6.3.1, or
(ii) the  defense  of any claim by a third  Person  made  against
Buyer or the Partnership relating to any infringement of such third Person's rights in connection with the Intellectual Property Rights described in PARAGRAPH 6.3.1. The foregoing cooperation by Seller shall be at no cost or expense to Seller, unless the claim being prosecuted or defended arises from or relates to a breach or default under any of Seller's representations or warranties under this PARAGRAPH 11.22.

                           11.23    TAX MATTERS.

                                    11.23.1  The Partnership  and
Seller have duly filed with the appropriate federal, state and local governmental agencies all returns and reports with respect to Taxes relating to the Partnership or the Property including all estimated tax returns and other information returns and reports which are required to be filed by them and each such document correctly reflected the facts regarding the income, business, assets, operations, activities and status of the Partnership or the Property and is complete, correct and in accordance with all requirements of applicable law and regulations. The Partnership and Seller have paid in full all Taxes shown to be due on such tax returns and reports and any assessments or deficiencies for Taxes claimed to be due by any taxing authority or otherwise required to be paid or deposited by them relating to the Partnership or the Property.

                                    11.23.2  Except for  the  Tax
Appeal, the Partnership is not a party to and the Property is not the subject of any pending action or proceeding, nor has any action or proceeding been threatened by any governmental authority, for assessment or collection of Taxes, and no claim for assessment or collection of Taxes which previously has been asserted relating to the Partnership or the Property remains unpaid. There are no outstanding agreements or waivers extending the statutory periods of limitations for the assessment or collection of Taxes against the Partnership or the Property.

                                    11.23.3  All Taxes imposed on
or with respect to the Partnership or the Property which are due and payable on or before the date hereof have been or will be paid on or before the date of Closing.

                                    11.23.4  The Tax returns  and
reports of the Partnership have never been examined by the Internal Revenue Service or any state or local tax authority and no such examination is pending.

                                    11.23.5  No power of attorney
has been granted by the Partnership with respect to any matter relating to Taxes which is currently in force.

                                    11.23.6  The liabilities  for
Taxes reflected on the December 1995 Balance Sheet are accurate and the amounts reflected for Taxes therein are sufficient for the payment of all accrued, unpaid or deferred Taxes imposed on or with respect to the Partnership or the Property.

                                    11.23.7  The Partnership  is,
and at all times since the date of its formation has been, a "partnership" for federal income tax purposes within the meaning of Sections 761(a) and 7701(a)(2) of the Code and any applicable Treasury Regulations promulgated thereunder.

                                    11.23.8  The Corporation  and
Newhall are, and at all times since the date the Partnership was formed have been, "partners" in the Partnership within the meaning of Sections 761(a) and 7701(a)(2) of the Code and any applicable Treasury Regulations promulgated thereunder.

                                    11.23.9  No Taxes or payments
to governmental authorities will be due from the Buyer or the Partnership on or as a result of the transfer of the Partnership
Interests under this Agreement.

                                    11.23.10  There are  no liens
for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Partnership.

                                    11.23.11  Except for the real
property tax allocation provisions under the Option Agreements and any contract disclosed in SCHEDULE 11.12.3, the Partnership is not a party to (nor will it become a party to) and neither the Partnership nor the Property is bound by (nor will either of them become bound by) any tax indemnity, tax sharing or tax allocation agreement.

                           11.24    ENVIRONMENTAL MATTERS.

                                    11.24.1  Except as  disclosed
in the New Phase I Report approved (or deemed approved) by Buyer pursuant to PARAGRAPH 5.1.13, the Partnership is not in violation of, nor has the Partnership any liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) under, any applicable Environmental Law or Order.

                                    11.24.2  Except as  disclosed
in the New Phase I Report approved (or deemed approved) by Buyer pursuant to PARAGRAPH 5.1.13: Seller has no knowledge that there exists or has existed any environmental hazard or Hazardous Material on the Property, the Project or any other real properties owned or leased by the Partnership (other than Hazardous Materials placed thereon in connection with the normal course of the Partnership's business in accordance with applicable Environmental Laws and Orders or in connection with construction activities in accordance with applicable Environmental Laws and Orders); neither Seller itself nor the Partnership has caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release of any Hazardous Material upon or under the Property, the Project or any other real properties owned or leased by the Partnership (other than Hazardous Materials placed thereon in connection with the normal course of the Partnership's business in accordance with applicable Environmental Laws and Orders or in connection with construction activities in accordance with applicable Environmental Laws and Orders); and to Seller's knowledge neither the Property, the Project nor any other property owned by the Partnership contains or in the past contained any underground or above ground tanks for the storage of Hazardous Materials, and neither Seller itself nor the Partnership has placed any such underground or above ground tanks.

                           11.25   TOTALITY OF ASSETS. No partner
or affiliate of the Partnership or Seller has any interest in any assets or rights which relate to or are used in connection with the operation of the Partnership or the Project except for (A) the assets to be transferred to the Partnership pursuant to PARAGRAPH 6.3, and (B) the interests of the Corporation and Newhall on account of their Partnership Interests.

                           11.26    TRANSACTIONS WITH AFFILIATES.
Except as disclosed in the Partnership's Financial Statements, the Partnership is not a party, directly or indirectly, to any contract, lease, arrangement or transaction, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with an affiliate of the Partnership or of Seller.

                           11.27    BURDENSOME  AGREEMENTS.   The
Partnership is not a party to any agreement (other than the agreements specifically disclosed in this Agreement or any Schedule or Exhibit attached hereto) the performance of which by the Partnership in accordance with its terms will have a material adverse effect on the business, financial condition, or assets of the Partnership.

                           11.28    ABSENCE OF  CERTAIN  BUSINESS
PRACTICES. Neither the Partnership nor Seller nor any employee or agent of either of them, nor any other Person acting on behalf of either of them, has, directly or indirectly, given or agreed to give any gift or similar benefit to any governmental employee or other Person who is or may be in a position to help or hinder the Partnership (or assist the Partnership in any transaction) which (i) subjects the Partnership to any damage or penalty in any civil, criminal or governmental litigation or proceeding;
(ii) if not given in the past, would have had a material adverse effect on the Partnership; or (iii) if not continued in the future, would have a material adverse effect on the Partnership.

                           11.29    DISCLOSURE.                No
representation or warranty contained in this Agreement, and no statement, certificate, list or other information furnished by or on behalf of Seller or the Partnership to Buyer in connection with this Agreement, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                           11.30    PROJECT DEVELOPMENT.   Seller
has no knowledge of any fact or matter that would materially limit or in any manner materially interfere with the development of the Project in accordance with the Development Plan and the Master Plans (including, but not limited to, any soils or other conditions on the Real Property). This representation and warranty does not apply or extend to (A) any city-wide or region-wide action by the City such as a moratorium or development impact fee, or (B) inclusion of the Project within the repayment area for costs associated with future construction of a bridge over the CAP canal at the Thompson Peak Parkway Alignment and relocation of the Department of Energy transmission lines adjacent thereto.

                           11.31    IMPROVEMENT ENCROACHMENTS. To
the extent that any improvements constructed on the portion of the Real Property excluded from the Survey as provided in PARAGRAPH 5.1.1.1 encroach across the boundary line of the Lot or dedicated roadway area on which the improvement is located, the aggregate total area of all such encroachments (A) is not material, and (B) does not cause a violation of applicable laws (including, but not limited to, the natural area open space requirements of the City).

                           11.32    DODGE EASEMENTS.  No event of
default exists under the Dodge Access and Development Agreements (as hereinafter defined). Seller has received no notice, and Seller has no knowledge, that the right of access of David Elgin Dodge and Anneliese Dodge (collectively, "Dodge") over land owned by The Frank Lloyd Wright Foundation has been revoked. Seller has not received notice from Dodge that Dodge intends to develop its property and wishes to assign, convey, dedicate or construct improvements within the easement area established under the Dodge Access and Development Agreements. Development of the Project by Seller and/or the Partnership has not been abandoned for 12 continuous months. No obligations of the Partnership under the Dodge Access and Development Agreements are outstanding and unperformed. As used in this Agreement, the term "Dodge Access and Development Agreements" shall collectively mean (A) the Easement dated November 12, 1976 by G.R. Herberger and Katherine Kierland Herberger to David Elgin Dodge, recorded in Docket 11951, pages 1215 to 1217, records of Maricopa County, Arizona,
(B) the Easement dated November 12, 1976 by The Herberger Foundation to David Elgin Dodge, recorded in Docket 11951, pages 1218 to 1220, records of Maricopa County, Arizona, (C) the First Amendment to Easements dated June 4, 1993, between G.R. Herberger and Katherine Kierland Herberger, as

Trustees of the G.R. Herberger Revocable Trust Under Trust Agreement dated December 24, 1981, The Herberger Foundation, and David Elgin Dodge and Anneliese Dodge, recorded as Instrument No. 93-0551805, records of Maricopa County, Arizona, (D) the letter dated March 16, 1993, from Newhall to David Elgin Dodge, accepted by David Elgin Dodge and Anneliese Dodge, and joined by the G.R. Herberger and Katherine Kierland Herberger, as Trustees of the G.R. Herberger Revocable Trust Under Trust Agreement dated December 24, 1981, The Herberger Foundation, and G&J Properties Limited Partnership, and (E) that letter amending the document described in item (D) dated May 12, 1995 from the Partnership to David Elgin Dodge, accepted by David Elgin Dodge and Anneliese Dodge, The Herberger Foundation and Thompson Peak Limited Partnership.

                           11.33    LOT PREMIUMS.    The  premium
lots as to which premium participation payments remain payable pursuant to the Deeds of Trust are as set forth on EXHIBIT "P" attached hereto.

                           11.34    ASSOCIATION.  The Association
is duly organized, validly existing and in good standing under the laws of the State of Arizona. EXHIBITS "C" AND "D" list all documents, rules, regulations, guidelines and other instruments promulgated by the Association or governing the Association's operation or activities. The number of Class A memberships outstanding under the Declaration as of the Agreement Date is 1220, and the number of Class B memberships outstanding under the Declaration as of the Agreement Date is 3004. The Partnership has not exercised its right to convert Class B memberships to Class A memberships as provided in Section 6.3 of the Declaration, and the Partnership shall not exercise such right prior to Closing.
The Partnership is not in default of any of its liabilities or obligations as declarant under the Declaration, and no event or circumstance has occurred which with the giving of notice and/or the passage of time would constitute such a default.

                           11.35    SECTION 404 PERMIT.    As  to
each parcel or other portion of the Project sold, transferred, dedicated, conveyed or optioned by the Partnership, the Section 404 Permit issued to the Partnership by the U.S. Army Corps of Engineers with respect to the Project (pursuant to Notification of Section 404 Permission dated May 20, 1994) has been transferred to the respective purchaser, transferee or optionee of such parcel or other portion of the Project, in each instance in accordance with applicable law.

                           11.36    MASTER PLANS.     The  Master
Plans are in full force and effect, have not been modified, amended or supplemented, and have been approved by the City. All master improvements constructed or installed within or otherwise serving the Project have been constructed and installed in substantial conformity with the Master Plans.

                           11.37    BROKERAGE   AGREEMENT.    The
total brokerage commission paid under that certain Commission Agreement dated May 21, 1991, between Newhall, Las Colinas Property Group, R.A. Ballard Company, Inc., Homes by Dave Brown, and Lester G. Henel, as amended and assigned by Letter Agreement from the Partnership dated December 1, 1993 (the "Commission Agreement") is $261,843.65. If the options are exercised under the Option

Agreements as to all of the remaining Real Property subject to the Option Agreements, then the brokerage commission remaining to be paid under the Commission Agreement is $476,756.35.

                           11.38    HERBERGER OPTIONS.   A  true,
complete and correct copy of the Option Agreements, and any and all amendments, modifications and supplements thereto and restatements thereof, is attached hereto as SCHEDULE 11.38.

                           11.39    GUARANTEED OBLIGATIONS.    If
no further options are exercised under the Option Agreements, then the total current commitment, liability and obligation of Newhall under the Fixed Obligation (as defined in the Option Agreements) are the commitments, liabilities and obligations set forth in the agreements and commitments described in SCHEDULE
11.39 (under the heading "Fixed Obligation"). The total current commitment, liability and obligation of Newhall under the Retained Obligation (as defined in the Option Agreements) and the SCA (as defined in PARAGRAPH 36) are the commitments, liabilities and obligations set forth in the agreements and commitments described in SCHEDULE 11.39 (under the heading "Retained Obligation").

                           11.40    EMPLOYEE BENEFIT PLANS.

                                    11.40.1      SCHEDULE 11.40.1
lists all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained, contributed to or sponsored by Seller or any member of a controlled group of organizations that includes Seller ("Commonly Controlled Entity") within the meaning of Section 414 of the Code or Section 210 of ERISA for the benefit of any current or former employee, officer or director of Seller (individually, a "Plan" and collectively, the "Plans"). Seller has delivered to Buyer correct and complete copies of the plan documents, summary plan descriptions, summaries of material modification, the most recent determination letter received from the Internal Revenue Service, and the most recent Form 5500 Annual Report (including the attached schedules and audited financial statements).

                                    11.40.2  Each Plan  (and each
related trust, insurance contract, or fund) has been established and administered in accordance with its terms, and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws, rules and regulations. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B, and the regulations under each, have been met with respect to each Plan to which they apply. Each Plan that is intended to meet the requirements for tax- favored treatment under the Code or that is intended to be qualified within the meaning of Code Section 401(a) has been administered in accordance with such requirements and has received a favorable determination letter from the Internal Revenue Service with respect to the Plan in its current form (including any and all amendments), and no action or proceeding has been instituted or threatened that would affect the qualification of such Plans. All contributions (including all employer contributions and employee salary reduction contributions) or premiums which are due before the Closing Date under the terms of any Plan, the Code, ERISA, or other applicable laws, rules and regulations, have been or will be timely made to the Plan before the Closing Date.

                                    11.40.3  With respect to each
Plan that either Seller or any Commonly Controlled Entity maintains or ever has maintained, or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                                            11.40.3.1    No  such
Plan which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been completely or partially terminated or been the subject of a "reportable event" as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"). No proceeding by the PBGC to terminate any such employee pension benefit plan has been instituted or threatened.

                                            11.40.3.2  There have
been no prohibited transactions, within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any such  Plan,  nor any  breach  of  fiduciary  duty,  nor any other failure to act or comply with ERISA in connection with the administration or investment of the assets of any Plan. No action, or other proceeding has been instituted or threatened with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits in the ordinary course of Plan administration for which Plan administrative procedures have not been exhausted). None of the directors and officers (and employees with responsibility for employee benefits matters) of Seller has any knowledge of any basis for any such action, or other proceeding (and Seller will promptly notify Buyer in writing of any of the foregoing arising or threatened between the date hereof and the Closing Date).

                                            11.40.3.3  Seller has
not incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of Seller has any reason to expect that Seller will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Plan that is an employee pension benefit plan.

                                            11.40.3.4     Neither
Seller nor any Commonly Controlled Entity (i) currently maintains or contributes to any employee benefit plan subject to Title IV of ERISA as to which the assets of each such Plan are not at least equal in value to the present value of the benefit liabilities (vested and unvested) of the Plan, determined in accordance with PBGC methods, factors, and assumptions applicable to an employee benefit pension plan terminating on the date for determination; or (ii) has any liability for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code or interest payment required under Section 302(e) of ERISA or
Section 412(m) of the Code or excise tax imposed by Section 4971 of the Code.

                                    11.40.4  Neither  Seller  nor
any Commonly Controlled Entity contributes to, ever has contributed to, or ever has been required to contribute to any multiemployer plan written the meaning of Section 4001(a)(3) of ERISA or has any liability (including withdrawal liability) under any multiemployer plan.

                                    11.40.5  Except as  described
on SCHEDULE 11.40.1, Seller does not maintain and has not maintained, or contribute, ever contributed, or has ever been required to contribute to, any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

                                    11.40.6  Seller  specifically
acknowledges and understands that none of Buyer, the Partnership, and the Employing Entity (as defined in PARAGRAPH 39) shall assume any obligations of Seller with respect to Seller's employees or employment practices or Plans, and Seller agrees to indemnify, hold harmless and, at the option of Buyer, defend Buyer, the Partnership and the Employing Entity for, from and against any and all losses, damages, claims, actions, proceedings, penalties, fines, liabilities, costs and expenses of whatever nature, including reasonable attorneys' fees, arising out of, resulting from or in connection with Seller's employees or employment practices, or Plans, including, without limitation, equal opportunity or workmen's compensation claims or Seller's obligations to comply with the continuation health care coverage requirements of Code Section 4980B (formerly 162(k)) and Sections 601 through 608 of ERISA, with respect to any current or prior employee of Seller or any qualified beneficiary of such employee, as defined in Code Section 4980B(g)(1) (formerly 162(k)(7)(B)). The foregoing obligation of Seller shall not apply to any matter described in the preceding sentence which arises solely from the Employing Entity's separate employment after Closing of any Employee identified in PARAGRAPH 39.

                           11.41    ACCURACY   OF   THIRD   PARTY
REPORTS. Seller has no knowledge of any material inaccuracies or incompleteness in any surveys respecting the Real Property, environmental site assessments, property reports, subdivision plat documents or any other reports, studies or plans prepared by any third parties and furnished to Buyer by Seller or at Seller's direction.

                           11.42    WATER.  The  only  water used
at the Project is potable water provided by the City. No untreated Central Arizona Project water or effluent is used at the Project. Any irrigated plant material (other than turf)
within  the  Project  is   irrigated  by  drip  (and  not  spray)
irrigation.

                           11.43    DEDICATIONS   UNDER  CULTURAL
RESOURCES SURVEY. None of the Real Property is now or has ever been located within the approximately 698 acres of land identified in the "Report of Findings, Cultural Resources Survey of 2500 Acres in North Scottsdale, Arizona, T3N, R5E" prepared by Recon Consultants, Inc., dated March 2, 1993, as such 698 acres is currently configured or as it may have been configured from time to time in the past.

                           11.44    CERTIFICATE OF PURCHASE.  The
total amount paid by the purchaser under the Certificate of Purchase is $304,769.36, and the amount remaining to be paid by the purchaser under the Certificate of Purchase is $1,935,230.64.

                  12. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND NEWHALL. The Corporation and Newhall hereby represent and warrant to and covenant with Buyer, each solely with respect to itself, as set forth below in this PARAGRAPH 12, and hereby acknowledge that the Partnership, each constituent of the Partnership, and each constituent of Buyer is an intended third party beneficiary of each such representation, warranty and covenant.

                           12.1     DUE ORGANIZATION;  AUTHORITY.
The Corporation is duly organized, validly existing and in good standing under the laws of the State of Arizona. Newhall is duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to transact business as a foreign limited partnership in good standing under the laws of the State of Arizona. The Corporation and Newhall each have the power and authority to own all of their respective properties and assets, to carry on their respective businesses as presently conducted and to perform all of their respective
obligations   under  this  Agreement  and  all  other  agreements
contemplated  hereby.  On or before the Closing,  the  execution, delivery and performance of this Agreement and all other agreements contemplated hereby will have been duly and validly authorized by all necessary action on the part of each of the Corporation and Newhall and this Agreement and all other agreements contemplated hereby will be valid and binding obligations of each the Corporation and Newhall, enforceable against each of the Corporation and Newhall in accordance with their respective terms, except as enforceability may be limited by Creditor's Rights Laws and general principles of equity.

                           12.2     NO CONFLICT.  The  execution,
delivery and performance by each of the Corporation and Newhall of its respective obligations under this Agreement (including, but not limited to, the transfer of the Partnership Interests as provided herein after the amendment of the Partnership Agreement as provided in PARAGRAPH 5.1.9,) and all other agreements contemplated hereby will not violate, contravene or result in a default under (A) any provision of applicable law, the articles of incorporation and bylaws or partnership agreement of the Corporation and Newhall, as the case may be, (B) any bond, note or other evidence of indebtedness, contract, mortgage, deed of trust, loan, lease or other agreement, document or instrument to which the Corporation, Newhall or the Partnership is a party or by which the Property is bound, or breach, invalidate, cancel, make inoperative, materially interfere with or result in the acceleration or maturity of any such items referred to in this clause (B), or (C) any statute, law, rule or regulation, or any judgment, order or decree of any governmental authority or court having jurisdiction over the Corporation, Newhall or the Partnership or the Property. Except for the consents to be obtained by Seller as provided in PARAGRAPH 5.1.7, no consent, approval, authorization or order of or qualification with any governmental authority, judicial or administrative body or any other Person is required for the execution and delivery of this Agreement by either the Corporation or Newhall or the performance by either the Corporation or Newhall of their respective obligations under this Agreement or any other agreement contemplated hereby (including, but not limited to, the transfer of the Partnership Interests as provided herein).

                           12.3     TITLE      TO     PARTNERSHIP
INTERESTS. Each of the Corporation and Newhall is the record owner of the Partnership Interest set forth in the Partnership Agreement free and clear of all liens and restrictions, and upon the amendment of the Partnership Agreement as provided in PARAGRAPH 5.1.9, each of the Corporation and Newhall will have full power and authority to transfer good and valid title to such Partnership Interests free and clear of any liens or restrictions. Except as created by this Agreement, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating the Corporation or Newhall to transfer or sell their respective Partnership Interests.

                  13.      SURVIVAL AND LIMITATIONS.

                           13.1     SURVIVAL  OF  REPRESENTATIONS
AND WARRANTIES. All representations and warranties contained in this Agreement or in any document, certificate or instrument delivered pursuant hereto shall survive the Closing for a period of 3 years, and no claims shall be made under such representations and warranties thereafter except for any claims made prior to such date and except for claims made after such date in respect of any matter relating to Taxes or in respect of a breach of the representations and warranties contained in PARAGRAPHS 11.1, 11.2, 11.6, 11.7, 11.12, 11.14, 11.24, 11.25,
11.30, 11.38, 12.1, 12.2 AND 12.3, which shall expire upon the termination of the relevant statute of limitations period for a cause of action arising thereunder. Any party making a claim against the other party under any representations and warranties in this Agreement shall give such other party notice of the claim promptly after receipt by the claiming party of notice of (or promptly after the claiming party gains actual knowledge of, as applicable) such other party's breach or default under such representation or warranty. If a claim is made against Seller in connection with the breach or default under any of Seller's representations and warranties in this Agreement or any other matter for which Seller is responsible under this Agreement, Seller shall have the right, at its sole expense, to prosecute in the name of the Partnership claim(s) against any necessary third Persons, and Buyer agrees to cause the Partnership to cooperate with Seller in connection therewith, which cooperation shall be at Seller's sole cost and expense. Seller shall indemnify, hold harmless and defend the Partnership for, from and against all Losses (as hereinafter defined) which may be asserted against or incurred by the Partnership as a result of any claim(s) prosecuted by Seller in the name of the Partnership as provided in the preceding sentence.

                           13.2     LIMITATIONS.

                                    13.2.1 Except as specifically
provided in PARAGRAPH 11.41, Seller does not warrant or represent the accuracy or completeness of any surveys respecting the Real Property, environmental site assessments, property reports, final subdivision plat documents or any other reports, studies or plans prepared by any third parties and furnished to Buyer by Seller or at Seller's direction, and except as specifically provided in PARAGRAPH 11.41, Seller shall have no liability to Buyer in connection therewith.

                                    13.2.2    In the event  that,
prior to the Agreement Date, Buyer receives actual notice or obtains actual knowledge of any information which indicates that any of the representations and warranties of Seller set forth in PARAGRAPHS 11 OR 12 are untrue, Buyer shall advise Seller in writing of such notice or knowledge prior to completion of execution of this Agreement by the parties. In the event that, on or after the Agreement Date and prior to the Closing, Buyer receives actual notice or obtains actual knowledge of any information which indicates that any of the representations and warranties of Seller set forth in PARAGRAPHS 11 OR 12 are untrue, Buyer shall promptly advise Seller in writing of such notice or knowledge.

If Buyer advises Seller of such notice or knowledge pursuant to the second sentence of this Subparagraph and Seller fails on or before the Closing Date to cure the matter as to which such notice is given, so that all of the representations and warranties of Seller contained in PARAGRAPHS 11 AND 12 are true and correct on and as of the Closing Date, then Seller shall be in default hereunder and Buyer shall be entitled to pursue its remedies as provided in PARAGRAPH 18.1. Buyer shall be deemed to have waived any such breach of representation and warranty to the extent Buyer fails to advise Seller of such notice or knowledge as required by the first or second sentence of this Subparagraph and thereafter consummates the transaction described in this Agreement. In the event Buyer knowingly waives any breach of representation or warranty as provided in this Subparagraph, then Seller shall not be deemed in default under the particular representation and warranty under PARAGRAPH 11 OR 12 (as applicable) to the extent that such breach of representation and warranty was waived.

                                    13.2.3  In  the  event  that,
prior to the Agreement Date, Seller receives actual notice or obtains actual knowledge of any information which indicates that any of the representations and warranties of Buyer set forth in PARAGRAPH 10 are untrue, Seller shall advise Buyer in writing of such notice or knowledge prior to completion of execution of this Agreement by the parties. In the event that, on or after the Agreement Date and prior to the Closing, Seller receives actual notice or obtains actual knowledge of any information which indicates that any of the representations and warranties of Buyer set forth in PARAGRAPH 10 are untrue, Seller shall promptly advise Buyer in writing of such notice or knowledge. If Seller advises Buyer of such notice or knowledge pursuant to the second sentence of this Subparagraph and Buyer fails on or before the Closing Date to cure the matter as to which such notice is given, so that all of the representations and warranties of Buyer contained in PARAGRAPH 10 are true and correct on and as of the Closing Date, then Buyer shall be in default hereunder and Seller shall be entitled to pursue its remedies as provided in PARAGRAPH
17.1. Seller shall be deemed to have waived any such breach of representation and warranty to the extent Seller fails to advise Seller of such notice or knowledge as required by the first or second sentence of this Subparagraph and thereafter consummates the transaction described in this Agreement. In the event Seller knowingly waives any breach of representation or warranty as provided in this Subparagraph, then Buyer shall not be deemed in default under the particular representation and warranty under PARAGRAPH 10 to the extent that such breach or representation and warranty was waived.

                  14.      INDEMNIFICATION.

                           14.1     INDEMNITY BY SELLER.  Subject
to the limitations in PARAGRAPH 18, the Corporation and Newhall shall indemnify and hold harmless Buyer, the Partnership and each constituent thereof and their respective affiliates, directors, officers, partners, employees, agents and representatives (each of which is referred to as an "Indemnified Acquiring Party") for, from and against any and all claims, losses, damages, liabilities and expenses, including without limitation amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of judicial or administrative proceedings and appeals therefrom, and costs of attachment or similar bonds (collectively, "Losses"), asserted against, imposed upon or incurred by an Indemnified Acquiring Party in connection with or as a result of (A) any breach of any representation, warranty or covenant of Seller or the Partnership contained in this Agreement or in any document, certificate or instrument delivered by Seller or the Partnership pursuant to this Agreement, or (B) any matter relating to the Partnership or the Project which first arises or accrues on or before the Closing, except for any such matter (i) constituting or resulting from a breach of any of Buyer's representations, warranties or covenants under this Agreement (without regard to any survival limitation set forth herein), or (ii) which has been included in the Purchase Price pursuant to EXHIBIT "G", or (iii) which has been assumed, waived or accepted by Buyer pursuant to a specific provision of this Agreement, (iv) which affects title to the Real Property and is covered by the Owner's Policy or the Lender's Policy, it being agreed that Buyer shall rely on the Lender's Policy and the Owner's Policy for such matters described in this clause (iv), or (v) which affects title to the Project and is covered by the ALTA Owner's Policy No. 106 00031 issued by Ticor, dated November 31, 1993, if prior to Closing Seller secures at its expense a Fairways endorsement in form reasonably acceptable to Buyer, insuring the continuing effect of such Policy notwithstanding the transfer of the Partnership Interests as provided herein.

                           14.2     INDEMNITY BY BUYER.   Subject
to the limitations in PARAGRAPH 17, Sunbelt/HH, in its capacity as general partner in the Partnership, shall cause the Partnership to indemnify and hold harmless Seller and each constituent thereof and their respective affiliates, directors, officers, partners, employees, agents and representatives (each of which is referred to as an "Indemnified Selling Party") for, from and against any and all Losses asserted against, imposed upon or incurred by an Indemnified Selling Party in connection with or as a result of (A) any breach of any representation, warranty or covenant of Buyer contained in this Agreement or in any document, certificate or instrument delivered by Buyer pursuant to this Agreement, or (B) any matter relating to the Partnership or the Project which first arises or accrues after the Closing, except for any such matter (i) constituting or resulting from a breach of any of Seller's representations, warranties or covenants under this Agreement (without regard to any survival limitation set forth herein), or (ii) which has been included in the Purchase Price pursuant to EXHIBIT "G", or (iii) which has been assumed, waived or accepted by Seller pursuant to a specific provision of this Agreement. At Closing, Sunbelt/HH, in its capacity as general partner in the Partnership, shall cause the Partnership to execute and deliver to Seller an Indemnity Agreement in the form attached hereto as EXHIBIT "U", confirming and agreeing to the indemnity set forth in this Paragraph.

                           14.3     PAYMENT  OF  INDEMNIFICATION.
Each party who may call upon another party obligated to make an indemnity payment hereunder is referred to as an "Indemnified Party." Each party who is obligated to make an indemnity payment hereunder is referred to as an "Indemnifying Party." All amounts paid by an Indemnifying Party to any Indemnified Party hereunder shall be paid solely in cash.

                           14.4     NOTICE AND DEFENSE OF CLAIMS.
Promptly after receipt by an Indemnified Party of notice of any liability or claim by or asserted against the Indemnified Party that is subject to indemnification under this PARAGRAPH 14, the Indemnified Party shall give notice thereof to each Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party, at its sole option and expense, to assume the defense of any such claim by counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its own expense; and provided further that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or the plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the Indemnifying Party. If the Indemnifying Party shall fail to undertake such defense within 15 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Indemnifying Party and, in such event, the Indemnifying Parties shall pay all costs and expenses incurred by the Indemnified Party in connection with the undertaking of such defense, compromise or settlement. If an Indemnified Party fails to give an Indemnifying Party prompt notice of any liability or claim subject to indemnification as required by the first sentence of this PARAGRAPH 14.4, then (i) if the Indemnifying Party is precluded by the failure to give prompt notice from contesting the asserted liability or claim, then the Indemnifying Party shall not have any obligation to indemnify for any loss arising out of such liability or claim, and (ii) if the Indemnifying Party is not so precluded from contesting but such failure to give prompt notice results in a detriment to the Indemnifying Party, then any amount which the Indemnifying Party is otherwise required to pay to the Indemnified Party pursuant to this PARAGRAPH 14 with respect to such liability shall be reduced by the amount of such detriment.

                           14.5     TAX MATTERS. Seller and Buyer
agree as follows:

                                    14.5.1  ALLOCATION  OF TAXES.
For purposes of this Agreement, all Taxes imposed on or with respect to the Partnership or the Property shall be allocated between two periods. The first period (the "Pre-Closing Period") shall begin on the date the Partnership was formed and end on the date of Closing. The second period (the "Post- Closing Period") shall begin on the day immediately after the Closing and shall cover all periods thereafter. Notwithstanding anything to the contrary in this PARAGRAPH 14.5: (A) real property taxes on the Real Property for 1996 and subsequent years and any Taxes reflected on EXHIBIT "G" for which Buyer receives a Purchase Price adjustment at Closing shall be excluded from the allocations provided under this PARAGRAPH 14.5, and (B) Seller shall be entitled to continue its pursuit of the Tax Appeal at Seller's sole expense and Seller shall be entitled to any proceeds and benefits of the Tax Appeal relating to 1995 and prior tax years (it being agreed that Buyer shall be entitled to any such proceeds and benefits for 1996 and subsequent tax years). Seller shall not withdraw or fail to pursue the Tax Appeal without first giving the Partnership the opportunity to take over the Tax Appeal at the Partnership's expense. If the Partnership takes over the Tax Appeal as provided in the preceding sentence, then (A) Seller shall be entitled to any proceeds or refunds resulting from the Tax Appeal which relate to 1995 or prior tax years, provided that the Partnership shall be entitled to offset its reasonable costs incurred in connection with the Tax Appeal (including, but not limited to, reasonable attorneys' fees) against any such proceeds or refunds, and (B) the Partnership shall be entitled to any proceeds or refunds resulting from the Tax Appeal which relate to 1996 or subsequent tax years.

                                 14.5.1.1    PRE-CLOSING  PERIOD.
The  following  Taxes  shall  be  allocated  to  the  Pre-Closing
Period:

                                           i)      All      Taxes
determined by reference to income or gain incurred by the Partnership during or with respect to periods through and including the date of Closing (including, without limitation, any Taxes imposed on income or gain resulting from the sale of the Partnership Interests or any other transactions contemplated by this Agreement);

                                           ii)  All   transaction
privilege or other Taxes determined by reference to any transactions or business activities involving the Partnership and/or the Property which occur on or prior to the date of Closing;

                                           iii) All  other  Taxes
that are imposed on or with respect to the Partnership or the Property for any period ending on or before the date of Closing;
and

                                           iv) Any Taxes that are
imposed on or with respect to the Partnership or the Property for any period beginning before the date of Closing and ending after such date, but only to the extent that such Taxes are allocable under applicable tax laws to the portion of any such period ending on the date of Closing; provided that if such other Taxes are not clearly allocable to a specific period under applicable law, such Taxes shall be prorated based on the ratio of the number of days included in the period ending at midnight on the date of Closing to the total number of days included in the entire period.

                                    14.5.2 SELLER'S LIABILITY FOR
TAXES. Seller will be liable for and shall indemnify, defend and hold harmless Buyer, the Partnership, and any successors thereto or affiliates thereof for, from and against all Taxes imposed on Seller and all Taxes imposed on or with respect to the Partnership or the Property that are allocable to the Pre-Closing Period, as provided above.

                                    14.5.3  BUYER'S LIABILITY FOR
TAXES. Buyer shall be liable for and shall indemnify, defend and hold harmless Seller for, from and against all Taxes imposed on or with respect to the Partnership or the Property that are allocable to the Post-Closing Period, as provided above.

                                    14.5.4          INCOME    TAX
DETERMINATIONS. In accordance with Section 708 of the Code and the Regulations thereunder, the Partnership will be deemed to have terminated for federal income tax purposes on the date of Closing, as a result of the sale of the Partnership Interests (notwithstanding its continuation without dissolution as a limited partnership under Arizona law). As a result of such deemed termination for federal income tax purposes, the Partnership will be obligated to file a final federal income tax information return (Form

1065) for the portion of the 1996 calendar year beginning on January 1, 1996 and ending on the date of Closing, with respect to the "old tax partnership" that is deemed to have terminated on the date of Closing (the "Final Return"). Buyer agrees to obtain a new taxpayer identification number for the Partnership for the period following the date of Closing and to file federal income tax information returns as though the Partnership were a new partnership for federal income tax purposes, created as of the date of Closing. The parties will cause the Partnership to file state income tax information returns on a basis comparable to the returns filed for federal income tax purposes.

                                    14.5.5   SELLER'S  OBLIGATION
FOR TAX RETURNS. Seller, at Seller's expense, shall prepare and timely file, or shall prepare for the Partnership to timely file, the Final Return, the comparable state income tax information returns and any federal, foreign, state and local income and franchise tax reports and returns for any period which ends on or prior to the date of Closing. All such returns and reports will be prepared using tax accounting methods and principles which are consistent with those used in the comparable returns and reports for preceding tax periods, unless a different treatment is required by law. Seller will submit to Buyer for its review and comment, at least 10 days prior to the due date for filing, copies of all returns and reports of Taxes which it is obligated to file under this Agreement and shall, in good faith, consider all comments made by Buyer. Subject to PARAGRAPH 14.5.7, Seller shall timely pay any unpaid liability for Taxes reflected on each return and report prepared by it pursuant to this Agreement. Seller shall deliver to Buyer a complete and accurate copy of each return and report prepared by it pursuant to this paragraph, and, at the request of Buyer, shall make available to Buyer copies of the permanent financial records (including tax workpapers) with respect to the Partnership used to prepare such return or report within 60 days after the date the return is filed with the applicable governmental agency.

                                    14.5.6        PREPARATION  OF
RETURNS. Buyer or the Partnership shall timely prepare and file all other required tax returns and reports for the Partnership.

                                    14.5.7  PAYMENT OF  INDEMNITY
Payment by Buyer or Seller, as indemnitor of any amount due under PARAGRAPH 14.5.2 OR 14.5.3, shall be made within 10 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due, provided that such indemnitor shall not be required to make any payment earlier than 2 business days before it is due to the appropriate Tax authority. If Seller receives an assessment or other notice of Tax due with respect to the Partnership for any period ending on or before the date of Closing for which Seller is not responsible, in whole or in part, pursuant to PARAGRAPH 14.5.2, and Seller pays such Tax, then Buyer shall pay to Seller, in accordance with the first sentence of this PARAGRAPH 14.5.7, the amount of such Tax for which Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of PARAGRAPH 14.5.8, payment of the Tax to the appropriate Taxing authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Taxing authority or a court or pursuant to the terms of such PARAGRAPH 14.5.8.

                                    14.5.8  NOTICE   OF   CLAIMS.
Buyer or the Partnership will give Seller prompt notice of any proposed audit, proceeding, inquiry, claim, demand, suit or adjustment

(collectively, "Adjustment") pertaining to Taxes which might result in an additional amount of Taxes due for which Seller might be liable. If Buyer fails to give Seller prompt notice of any Adjustment as required by this PARAGRAPH 14.5.8, then (i) if Seller is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then Seller shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if Seller is not so precluded from contesting but such failure to give prompt notice results in a detriment to Seller, then any amount which Seller is otherwise required to pay Buyer pursuant to PARAGRAPH 14.5.2 with respect to such liability shall be reduced by the amount of such detriment. Seller shall, within 30 days of receiving notice from Buyer or the Partnership of any Adjustment, notify Buyer of the intention of Seller to undertake the defense and handling of such Adjustment at its own expense. If Seller does not timely notify Buyer or the Partnership of the intention of Seller to contest such Adjustment, its right is thereafter forfeited. Neither Buyer nor the Partnership shall then be required to contest such Adjustment or defend against any proceeding to collect any deficiency in Tax. If Seller does not timely elect to contest any Adjustment, such Adjustment shall be considered a final determination unless otherwise contested by Buyer or the Partnership. If timely notice is received by Buyer or the Partnership of the intention of Seller to contest such Adjustment, Buyer and the Partnership will not concede the correctness of any part of such Adjustment and will not enter into any closing or compromise agreement with respect to any of the issues which form the basis for such Adjustment, absent the written consent of Seller. Seller shall advise Buyer or the Partnership of all meetings with representatives of any audit authority, shall grant Buyer, the Partnership or its designated representatives the right to attend therein, and shall deliver to Buyer or the Partnership copies of all correspondence pertaining to any Adjustment. Buyer shall, and shall cause the Partnership to, cooperate with Seller in all matters relating to any Adjustment, to make available all necessary books and records of the Partnership for any period covered by such Adjustment, and to authorize representatives of Seller reasonably acceptable to Buyer to represent the Partnership in connection with such Adjustment.

                                    14.5.9  SETTLEMENT OF CLAIMS.
Seller will give Buyer prompt notice of any Adjustment pertaining to Taxes which might result in an additional amount of Taxes due for which the Partnership or Buyer might be liable, including any adjustment or assessment of the Partnership for periods ending on or before the date of Closing which could result in an increase in the Tax paid or payable by the Partnership for periods after the date of Closing. If any Adjustment relates to any Tax for which Seller, on the one hand, and either the Partnership or Buyer on the other, might be liable, Seller and Buyer shall mutually agree on the manner of defense and resolution of such Adjustment. Where one party wishes to consent to a settlement of such Adjustment but the other party is not willing to agree, such other party may continue or initiate any further proceedings at its own expense, provided that the liability of the first party shall not exceed the liability that would have resulted from the proposed settlement of such Adjustment.

                                    14.5.10  NOTICE OF AMENDMENT.
Seller shall promptly provide to Buyer after the date hereof a true and complete copy of any amendment or adjustment to a return or report of Taxes or other document filed with or issued by a governmental authority after the date of Closing to the extent that such amendment or adjustment affects Buyer's or the Partnership's liability for Taxes hereunder.

                                    14.5.11     ASSUMPTION    AND
INDEMNITY BY SELLER. Seller agrees to assume liability for and to pay all sales, transfer, stamp, real property transfer or gains and similar Taxes, if any, incurred as a result of the transactions contemplated by this Agreement. Seller agrees to indemnify Buyer for any and all liabilities, losses, damages, claims, costs expenses, awards, interest, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) incurred by Buyer arising out of Seller's failure to make timely or full payments of such Taxes. Seller agrees to file all required tax returns and reports due in connection with the Taxes assumed under this paragraph.

                                    14.5.12     ADJUSTMENTS    TO
PURCHASE PRICE. Seller, Buyer and the Partnership agree to treat all payments made under this PARAGRAPH 14.5 of the Agreement as adjustments to the Purchase Price for Tax purposes.

                                    14.5.13      PURCHASE   PRICE
ALLOCATION. The parties acknowledge and agree that the Purchase Price shall be allocated for tax purposes in the manner set forth on I.R.S. Form 8594 (Asset Acquisition Statement under Section
1060) attached as SCHEDULE 14.5.13 hereto; provided that any adjustment to the Purchase Price pursuant to PARAGRAPH 4 hereof shall also be reflected as an adjustment on SCHEDULE 14.5.13, with the amount of such adjustment to be allocated to the asset directly associated with the adjustment to the Purchase Price, provided that if there is no asset directly associated with any particular adjustment to the Purchase Price, then the entire amount of such adjustment shall be allocated to the Option Agreements. The parties further agree to file their respective I.R.S. Forms 8594 consistent with such allocation.

                           14.6    BASKET.  An Indemnifying Party
shall not be liable for any amount unless and until the aggregate amount recoverable from such Indemnifying Party exceeds $130,000.00, at which time the Indemnifying Party shall be liable for all amounts recoverable (including the first $130,000.00 of such amounts); provided, however, that the above limitation shall not apply to any matters relating to Taxes. The above limitation shall also apply to claims (other than those relating to Taxes) made separate and apart from a claim for indemnity, which claim arises from the breach of a party's representations and warranties under PARAGRAPH 10 (as to claims made by Seller against Buyer) or PARAGRAPHS 11 AND 12 (as to claims made by Buyer against Seller); amounts recoverable for claims described in this sentence shall apply toward the $130,000.00 amount in the first sentence of this Paragraph..

                           14.7     SURVIVAL  OF   CLAIMS.     If
asserted in writing prior to the applicable expiration date set forth in PARAGRAPH 13, claims for indemnification arising from a breach of a representation or warranty shall survive until resolved by mutual agreement between the Indemnifying Party and the Indemnified Party or by judicial determination. Any claim for indemnification arising from a breach of a representation or warranty not so asserted in writing prior to the applicable expiration date shall not thereafter be asserted and shall forever be waived; provided, however, that the foregoing shall in no way restrict claims based upon fraud.

                           14.8     INTEGRATION.      Except   as
expressly provided in this Agreement and the other agreements, instruments and documents to be delivered by Seller and the Partnership pursuant hereto, no representations or warranties have been or are made by Seller. The parties agree that all undertakings and agreements heretofore made between them or their respective agents or representatives are merged into this Agreement and the other agreements, instruments and documents to be delivered pursuant hereto, which alone fully and completely express their agreement.

                  15. ATTORNEYS' FEES. If either party hereto breaches any provisions of this Agreement, the breaching party shall pay to the non-breaching party all reasonable attorneys' fees and other costs and expenses incurred by the non-breaching party in enforcing this Agreement or preparing for legal or other proceedings regardless of whether suit is instituted. If it becomes necessary for either party to employ legal counsel or to bring an action at law or other proceeding to enforce any of the terms, covenants or conditions of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover its costs and expenses incurred in such action from the other party, including, without limitation, reasonable attorneys' fees, reasonable expert witness' fees, costs of deposition transcripts and tapes and other pre-trial discovery costs set by the Court and not a jury, at both trial and appellate levels, and if any judgment is obtained by the prevailing party, all such costs, expenses and fees shall be included in the judgment. Buyer and Seller acknowledge and agree that Buyer's termination of this Agreement as a consequence of its disapproval of the results of Buyer's inspections, examinations, reviews and investigations conducted pursuant to PARAGRAPH 5.1.2 of this Agreement shall not constitute a breach of this Agreement by Seller.

                  16. NOTICES. All notices or other communications required or provided to be sent by either party or Escrow Agent shall be in writing and shall be sent by United States Postal Service, postage prepaid, registered or certified, return receipt requested, or any nationally known overnight delivery service, or by courier, or by facsimile, or in person. All notices shall be deemed to have been given when received if sent by United States Postal Service or facsimile, or upon personal delivery if sent by overnight delivery service, courier or personal delivery. All notices shall be addressed to the party at the address below:

                  If to Seller:

                  THE NEWHALL LAND AND FARMING COMPANY
                  23823 Valencia Boulevard
                  Valencia, California  91355
                  Attn:  Gary Cusumano, President
                  Fax:  (805) 255-3960

                  With a copy to (as to pre-Closing notices only):

                  McDOWELL MOUNTAIN RANCH LIMITED PARTNERSHIP
                  7590 East Gray Road, Suite 204
                  Scottsdale, Arizona  85260
                  Attn:  Curt Smith, President
                  Fax:  (602) 443-4299

                  and to:

                  Francis J. Slavin, Esq.
                  FRANCIS J. SLAVIN, P.C.
                  2198 East Camelback Road, Suite 285
                  Phoenix, Arizona 85016
                  Fax: (602) 381-1920

                  If to Buyer:

                  John Graham, President
                  SUNBELT HOLDINGS, INC.
                  One Gateway
                  426 North 44th Street, Suite 375
                  Phoenix, Arizona  85008
                  Fax:  (602) 267-9114

                  With a copy to:

                  Michael S. Meldman
                  HAAS AND HAYNIE CORPORATION
                  395 Oyster Point Blvd.
                  South San Francisco, CA 94080
                  Fax:  (415) 873-9150

                  and to:

                  Jason M. Fish
                  FARALLON CAPITAL MANAGEMENT, INC.
                  One Maritime Plaza, #1325
                  San Francisco, CA 94111
                  Fax:  (415) 421-2133
                  and to:

                  Steven Carey, Esq.
                  PIRCHER, NICHOLS & MEEKS
                  1999 Avenue of the Stars
                  Los Angeles, CA 90067
                  Fax:  (310) 201-8922

                  and to:

                  Lesa J. Storey, Esq.
                  FENNEMORE CRAIG
                  Two North Central Avenue, Suite 2200
                  Phoenix, Arizona 85004-2390
                  Fax: (602) 257-8527

                  With a copy to (as to post-Closing notices only):

                  McDOWELL MOUNTAIN RANCH LIMITED PARTNERSHIP
                  7590 East Gray Road, Suite 204
                  Scottsdale, Arizona  85260
                  Attn:  Curt Smith, President
                  Fax:  (602) 443-4299


Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this PARAGRAPH 16. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the legal counsel for such party. Any notice to be given to Escrow Agent shall be sent to the address set forth on the Printed Escrow Instructions attached hereto as EXHIBIT "N".

                  17.      SELLER'S REMEDIES.

                           17.1     PRE-CLOSING.  If Buyer shall
breach any of the terms or provisions of this Agreement or otherwise default at or prior to Closing, and such breach or default is not cured within 5 days after written notice thereof is given by Seller to Buyer, then Seller's sole remedy shall be to terminate this Agreement and to retain the Earnest Money Deposit as liquidated damages. Seller and Buyer acknowledge that it would be extremely difficult if not impossible to ascertain Seller's actual damages and that the Earnest Money is a reasonable forecast of just compensation to Seller resulting from Buyer's breach. Upon termination of this Agreement by Seller and payment to Seller of the sum of liquidated damages, neither party shall have any further obligation or liability hereunder, except indemnity obligations contained herein.

                           17.2     POST-CLOSING.  If, after  the
Closing,  Buyer shall  breach any of the terms or  provisions  of this Agreement, or if it shall be determined by a court of competent jurisdiction that Buyer breached any of the representations, warranties or covenants made by Buyer at, or as of, the Closing, or if Buyer otherwise defaults in its post-Closing obligations, and such breach or default is not cured within 5 days after written notice thereof is given by Seller to Buyer, then Seller shall have, in addition to the rights and remedies set forth elsewhere in this Agreement and/or in any documents or instruments delivered to Seller at the Closing, any right or remedy available at law or in equity, including the right to demand and have specific performance; provided, however, that Seller shall only be entitled to seek recovery of actual damages which directly result from Buyer's breach, Seller hereby waiving any right to seek or obtain lost profits or other speculative damages, and provided further, that Seller waives any right to rescind the sale and purchase transaction.

                  18.      BUYER'S REMEDIES.

                           18.1     PRE-CLOSING. If, on or before
the Closing, Seller breaches any of the terms or provisions of this Agreement or otherwise defaults hereunder, and such breach or default is not cured within 5 days after written notice thereof is given by Buyer to Seller, then Buyer may (i) terminate this Agreement by written notice to Seller and Escrow Agent, receive a refund of the Earnest Money Deposit and recover from Seller the actual damages which directly result from Seller's breach; (ii) consummate the transaction contemplated hereby in accordance with the terms hereof and recover from Seller (or, at Buyer's election, offset against the Purchase Price payable by Buyer at Closing) the actual damages which directly result from Seller's breach; or (iii) institute all proceedings necessary to specifically enforce the terms of this Agreement and cause title to the Partnership Interests to be assigned and transferred to Buyer; provided that if specific performance is not available as a remedy to Buyer, Buyer may pursue any or all rights and remedies available at law or equity. Notwithstanding any contrary provision of this Agreement, (A) Buyer hereby expressly waives its right to seek lost profits or other speculative damages; and
(B) as an express condition precedent to Buyer's right to seek a decree of specific performance in a court of competent jurisdiction, Buyer shall be required to first tender to Seller full performance of its obligations required under this Agreement in connection with the Closing.

                           18.2     POST-CLOSING.  If, after  the
Closing, Buyer brings an action against Seller alleging a breach of any of the representations, warranties or covenants made by Seller at, or as of, the Closing, Buyer shall have any right or remedy available at law or in equity; provided, however, that Buyer shall only be entitled to seek recovery of actual damages which directly result from Seller's breach, Buyer hereby waiving any right to seek or obtain lost profits or other speculative damages; and provided, further, that Buyer waives any right to rescind the sale and purchase transaction except for fraud or intentional misrepresentation of a material matter.

                  19.      TERMINATION OF  AGREEMENT.    Wherever
this Agreement provides that this Agreement may be terminated by Buyer by the delivery of written notice, such termination shall be effective for all purposes if the termination notice is signed by any one of the Persons then comprising the Buyer hereunder, and the execution of such termination by all Persons then comprising the Buyer shall not be required. If this Agreement is terminated by Buyer, as allowed hereunder or is deemed terminated by Buyer hereunder, Escrow Agent shall return to Buyer the Earnest Money Deposit together with all earnings thereon, less Buyer's share of Escrow Termination Fees (and less the $100.00 of consideration payable by Buyer to Seller if the termination is pursuant to PARAGRAPH 5.1.2), as appropriate. If this Agreement is terminated under such circumstances and Seller holds all or a part of the Earnest Money Deposit, then Seller immediately shall pay such Earnest Money Deposit to Buyer (less the $100.00 of consideration payable by Buyer to Seller if the termination is pursuant to PARAGRAPH 5.1.2). In any event of termination, Escrow Agent shall return all documents to the parties who supplied the documents. Upon such return of Earnest Money Deposit (or retention of Earnest Money Deposit by Seller as liquidated damages) and delivery of documents, the Escrow shall be deemed canceled, Buyer's obligation to purchase the Partnership Interests from Seller shall be deemed terminated and Seller's obligation to sell the Partnership Interests to Buyer shall be deemed terminated. All indemnity obligations contained herein shall survive the termination of this Agreement.

                  20. SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Subject to the limitations set forth in PARAGRAPH 13, all covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing and shall not merge into the Assignment of Partnership Interests or other instrument executed or delivered in connection with the transaction contemplated hereby.

                  21. MODIFICATION OF AGREEMENT. No modification of this Agreement shall be deemed effective unless in writing and signed by the parties hereto, and any waiver granted shall not be deemed effective except for the instance and in the circumstances particularly specified therein and unless in writing and executed by the party against whom enforcement of the waiver is sought.

                  22. FURTHER INSTRUMENTS. Each party, promptly upon the request of the other or upon the request of the Escrow Agent, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of his Agreement and which are consistent with the provisions hereof.

                  23.   ENTIRE    AGREEMENT.    This    Agreement
constitutes the entire contract between the parties with regards to the purchase, sale and development of the Property. All terms and conditions contained in any other writings previously executed by the parties and all other discussions, understandings or agreements regarding the Partnership Interests and the subject matter hereof shall be deemed to be superseded hereby.

                  24.      INUREMENT.  Subject to restrictions on
assignment set forth in PARAGRAPH 30, this Agreement shall be binding upon and inure to the benefit of the successors and assigns, if any, of the respective parties hereto.

                  25.      APPLICABLE LAW.  This  Agreement shall
be governed by, interpreted and construed and enforced in accordance with the laws of the State of Arizona.

                  26.      DESCRIPTIVE HEADINGS.  The descriptive
headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

                  27.      TIME OF THE ESSENCE.  Time is  of  the
essence of this Agreement. The parties hereby waive any so called
"13-day  notice  requirement"  contained  in the  Printed  Escrow
Instructions.

                  28. CONDEMNATION. In the event that between the date hereof and the Closing, all or any part of the Project shall be taken or appropriated for public or quasi-public use by right of eminent domain, or if proceedings in condemnation or eminent domain shall be instituted or threatened, Buyer, at its option, may elect to (i) terminate this Agreement by written notice to Seller within 10 business days following Buyer's receipt of written notice of such event, whereupon this Agreement shall terminate, the Earnest Money Deposit shall be refunded to Buyer, and thereafter neither party shall have any further obligation or liability hereunder, or (ii) proceed with the purchase of the Partnership Interests, in which event Buyer shall be entitled to the condemnation proceeds relating to the Project. If prior to the Closing such proceeds are paid to Seller, the amount of such proceeds paid to Seller shall be applicable towards the Purchase Price.

                  29.      TIME PERIODS.  In the event  the  time
for performance of any obligation hereunder expires on a Saturday, Sunday or legal holiday, the time for performance shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

                  30. ASSIGNMENT. Neither Seller nor Buyer shall prior to the Closing voluntarily or by operation of law assign or otherwise transfer or encumber all or any part of Buyer's or Seller's interest in this Agreement or in the Project or the Partnership Interests without the prior written consent of the other party which may be withheld by such other party in its sole and absolute discretion. Any attempt to assign, transfer or encumber shall be void and shall be a breach of this Agreement. In the event that Buyer or Seller assigns its rights hereunder with the other party's prior written consent as required by this PARAGRAPH 30, such assignment shall be conditioned upon the delivery to the non-assigning party of written notice of such assignment together with an executed copy of documents pursuant to which such assignee assumes all of an assigning party's covenants under this Agreement and agrees to be bound by all of the terms, conditions and provisions hereof. Any such assignment shall not affect or limit the liability of an assigning party hereunder, even if, after such assignment, the terms of this Agreement are materially altered, without the assigning party's consent, which consent shall not be necessary.

                  31. CONSTRUCTION. The parties agree that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits hereto.

                  32.      INTERPRETATION.  In this Agreement the
neuter gender includes the feminine and masculine, and the singular number includes the plural, and the words "person" and "party" include corporation, partnership, individual, firm, trust, or association wherever the context so requires.

                  33.      EXHIBITS. All exhibits attached hereto
and referred to in this Agreement are incorporated herein by this reference and are part of this Agreement.

                  34.      COUNTERPARTS.  This  Agreement  may be
executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  35.      RECORDATION.  Neither  this  Agreement
nor memorandum thereof shall be recorded or filed.

                  36. BUYER'S ASSUMPTION, GUARANTY AND INDEMNITY.
Buyer acknowledges that Newhall has executed and delivered a Guaranty of Indebtedness to certain predecessors-in- interest of Thompson Peak Limited Partnership, an Arizona limited partnership, and to The Herberger Foundation, an Arizona non-profit corporation, as of October 28, 1993, a copy of which Guaranty of Indebtedness is attached hereto as part of the documents comprising SCHEDULE 11.38 hereof (the "Herberger Guaranty"). Newhall has also executed and delivered to the District, as Issuer, and First Interstate Bank of Arizona, N.A., as Trustee, a Standby Contribution Agreement Amended and Restated as of October 1, 1994 relating to issuance of two series of the Issuer's District General Obligation Bonds in the aggregate amount of $11,950,000.00, a copy of which Standby Contribution
Agreement has previously been provided to Buyer by Seller (the "SCA"). Buyer acknowledges that Newhall's liability and obligations under the Herberger Guaranty and the SCA shall continue after the Closing. Consequently, Sunbelt/HH (in its capacity as general partner in the Partnership) agrees to cause the Partnership, subject to the terms and conditions of this PARAGRAPH 36, to: assume all obligations and liabilities of Newhall under the Herberger Guaranty and the SCA, guaranty to
Newhall the prompt payment of all obligations and liabilities thereunder and the timely performance of all other covenants of Newhall to be performed thereunder, and indemnify, hold harmless and defend (with legal counsel reasonably acceptable to Newhall) Newhall for, from and against any and all claims, damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) which may be asserted against Newhall under the terms, conditions and provisions of either the
Herberger Guaranty or the SCA; provided, however, that the obligations of the Partnership under this Paragraph shall not apply to any such claims, damages, liabilities, costs or expenses for which Seller is responsible under this Agreement or which constitute or result from a breach of any of Seller's representations, warranties or covenants under this Agreement (without regard to any survival limitation set forth in this Agreement); and further provided, however, that notwithstanding any contrary provision hereof, the foregoing indemnity obligation of the Partnership shall be subject to the provisions of PARAGRAPHS 14.3 AND 14.4.

Seller and Sunbelt/HH (in its capacity as general partner in the Partnership) shall use reasonable efforts to cause, either before or after the Closing, Thompson Peak Limited Partnership, The Herberger Foundation, and the Trustee under the SCA, respectively, to commit to giving any notice or demand under the Herberger Guaranty or under the SCA to both Newhall and the Partnership. If any notice or demand under the Herberger Guaranty or the SCA is not given to both Newhall and the Partnership, but it is given to one of them, then the party to whom notice is given shall, within 5 business days after its receipt thereof, cause to be delivered to the party not receiving the notice or demand a copy of such notice or demand, whether such notice or demand is delivered before or after the Closing. Sunbelt/HH (in its capacity as general partner in the Partnership) agrees to cause the Partnership to execute and deliver at the Closing an Assumption, Guaranty and Indemnity Agreement substantially in the form of EXHIBIT "Q" attached hereto.

                           36.1     SECURITY FOR THE  ASSUMPTION,
GUARANTY  AND  INDEMNITY  AGREEMENT.   In  order  to  secure  the
Partnership's obligations under the Assumption, Guaranty and Indemnity Agreement, Sunbelt/HH (in its capacity as general partner in the Partnership) agrees to cause the Partnership to deliver to Newhall, at the Closing, an irrevocable standby letter of credit in the amount of $2,000,000.00, in form reasonably acceptable to Newhall and issued by a commercial bank which is a member of the federal reserve system and which has its principal offices in Los Angeles, California or Phoenix, Arizona, and which financial institution is also reasonably acceptable to Newhall
(it being agreed by Newhall that Bank One, Arizona, NA is acceptable to Newhall) (such letter of credit, as increased and/or reduced in accordance with the provisions hereof, together with all replacements and renewals thereof, being hereinafter referred to as the "Letter of Credit"). Sunbelt/HH shall provide a proposed form of the Letter of Credit to Newhall on or before 3 days after the Opening of Escrow. The Letter of Credit shall provide that it may be drawn upon by Newhall (A) from time to time upon the occurrence of an Event of Default (as defined in the Security Agreements described in PARAGRAPH 36.2) which is then continuing, in an amount equal to the amount of the demand received by Newhall for payment under the SCA (or the amount due under the Herberger Guaranty, as applicable) which demand (or amount due, as applicable) was not paid by the Partnership and resulted in such Event of Default, and (B) in full in the event that Buyer or the Partnership has not caused a replacement Letter of Credit to be issued to Newhall not later than 10 days before the expiry date of the Letter of Credit to be replaced by a substitute Letter of Credit. Any funds drawn by Newhall under the Letter of Credit pursuant to clause (A) of the preceding sentence shall be applied by Newhall toward payment of the demand received by Newhall for payment under the SCA (or amount due under the Herberger Guaranty, as applicable) which resulted in such Event of Default; and any funds drawn by Newhall under the Letter of Credit pursuant to clause (B) of the preceding sentence shall (i) be held by Newhall as cash collateral for the payment and performance of the Partnership's obligations under the
Assumption, Guaranty and Indemnity Agreement (without any obligation of Newhall to pay to the Partnership interest on such funds while they are held by Newhall), (ii) shall be applied by Newhall from time to time upon the occurrence of an Event of Default (as defined in the Security Agreements) which is then continuing, in an amount equal to the amount of any demand received by Newhall for payment under the SCA (or amount due under the Herberger Guaranty, as applicable), which demand (or amount due, as applicable) is not paid by the Partnership and results in such Event of Default, and (iii) shall be remitted by Newhall to the Partnership (to the extent remaining after applications by Newhall pursuant to clause (ii)) upon the occurrence of the Full Release Condition described in PARAGRAPH
36.3 or to the extent that a partial release of the Letter of Credit would have been required under PARAGRAPH 36.3.3.

                36.2  ADDITIONAL  SECURITY  FOR  THE  ASSUMPTION,
GUARANTY AND INDEMNITY AGREEMENT. In order to further secure the obligations of the Partnership under the Assumption, Guaranty and Indemnity Agreement, Buyer agrees to cause each and every holder of any Partnership Interests to execute and deliver to Newhall at the Closing a Security Agreement substantially in the form attached hereto EXHIBIT "R" (such Security Agreements executed by such holders of Partnership Interests being hereinafter collectively referred to as the "Security Agreements") and a Uniform Commercial Code Financing Statement, in proper form, for each and every jurisdiction in which the filing of a Financing Statement is necessary or appropriate, for the purpose of granting Newhall a first and prior perfected security interest in 100% of the Partnership Interests and to perform such other acts as are reasonably necessary to perfect Newhall's security interest in 100% of the Partnership Interests. Until the Partial Release Condition (as defined in PARAGRAPH 36.3) (or, if earlier, the Full Release Condition) occurs, no such Partnership Interests may be transferred, assigned, mortgaged, encumbered or hypothecated without the prior written consent of Newhall, except for Permitted Transfers (as hereinafter defined). As used in this Agreement, the term "Permitted Transfer" shall mean (A) the transfer, assignment, mortgage, encumbrance or hypothecation of all or any portion of the Partnership Interests as collateral security for a single level of non-participating financing provided to Buyer and/or the Partnership by an institutional third-party lender in connection with the development and/or operation of the Project or any portion thereof, which financing and security shall be superior to the security interests granted to Newhall pursuant to this PARAGRAPH 36 and the Security Agreements, and/or (B) a transfer, assignment, mortgage, encumbrance or hypothecation by one partner in the Partnership of all or any portion of its interest in the Partnership, which transfer, assignment, mortgage, encumbrance or hypothecation is to or in favor of another partner in the Partnership or the Partnership, which transfer, assignment, mortgage, encumbrance or hypothecation or the enforcement thereof does not dissolve the Partnership and which in all events shall be subordinate and inferior to the security interests granted to Newhall pursuant to this PARAGRAPH 36 and the Security Agreements. Newhall agrees to promptly execute such subordination agreements as may be reasonably requested by the Partnership or Buyer to evidence the subordination of Newhall's interest in connection with a Permitted Transfer described in clause (A) of the preceding sentence (which subordination agreements shall contain reasonable nondisturbance, attornment, notice and cure/reinstatement and subrogation provisions, and such other provisions as may be acceptable to such third-party lender), and Buyer agrees to promptly execute (and cause the Partnership to execute) such subordination agreements as may be reasonably requested by Newhall to evidence the subordination of a partner's interest or the Partnership's interest in connection with a Permitted
Transfer described in clause (B) of the preceding sentence. Furthermore, until the Partial Release Condition (or, if earlier, the Full Release Condition) occurs, the Partnership shall not, without the consent of Newhall, assign, convey or transfer all or any part of the Property to another Person without the consent of Newhall, provided that the consent of Newhall shall not be required for sales in the ordinary course of the Partnership's business or as collateral security for a single level of non-participating financing provided to Buyer or the Partnership by an institutional third-party lender in connection with the development and/or operation of the Project or any portion thereof. Each partner granting a security interest pursuant to the terms and conditions of this PARAGRAPH
36.2 agrees to provide Newhall with any and all further assurances reasonably requested by Newhall in order to maintain the perfected security interest granted under such partner's Security Agreement, including, without limitation, UCC Continuation Statements renewing/continuing the filings made pursuant to the Security Agreement. Upon the occurrence of an Event of Default (as defined in the Security Agreements) which is then continuing, Newhall shall have the immediate right to exercise any and all remedies provided to it as a secured party under the Security Agreements; provided, however, that Newhall shall be required to proceed first against the Letter of Credit, and Newhall shall be entitled to proceed against the Partnership Interests only if the amounts drawn or then available to be drawn by Newhall under the Letter of Credit in connection with such Event of Default are insufficient to pay the demand under the SCA (or the amount due under the Herberger Guaranty, as applicable) which gave rise to such Event of Default. Notwithstanding any contrary provision of this PARAGRAPH 36, Buyer shall have the right to convert the Partnership to a limited liability company, subject to the following: (A) the limited liability company shall assume and be liable for all obligations and liabilities of the Partnership (to the extent consistent with the representations, warranties and covenants of Seller under this Agreement, without regard to any survival limitations set forth in this Agreement), and (B) Buyer shall execute and deliver to Seller, or cause to be executed and delivered to Seller, all documents and instruments reasonably necessary to cause the security interests described in this PARAGRAPH 36.2 to remain in full force and effect as to 100% of the member and manager interests in such limited liability company. The term "Permitted Transfer" shall include a conversion of the Partnership to a limited liability company in accordance with the terms and conditions of the preceding sentence.

                           36.3     CONTINUATION OF SECURITY  FOR
THE  ASSUMPTION,   GUARANTY  AND  INDEMNITY  AGREEMENT;   NEWHALL
OBLIGATION.

                                    36.3.1     PARTIAL    RELEASE
CONDITION. The obligations of each Person executing a Security Agreement shall remain in full force and effect until the occurrence of the Partial Release Condition, at which time the Security Agreements (and all obligations thereunder of each Person executing the Security Agreements) shall terminate and shall be released, terminated, discharged, extinguished, and otherwise rendered null and void and of no further force or effect. As used herein, the term "Partial Release Condition" shall mean that either (A) Newhall's liability and obligation under the SCA has been released, terminated, discharged, extinguished, and is otherwise null and void and of no further force or effect (the "SCA Release"), or (B) if the SCA Release has not occurred, the amount of the Letter of Credit is greater than or equal to 150% of the Aggregate SCA Liability (as hereinafter defined). Notwithstanding anything to the contrary in this Subparagraph, the Partial Release Condition may not occur at any time that an Event of Default (as defined in the Security Agreements) has occurred and is continuing or a monetary default has occurred and is continuing which monetary default, with the passage of time and/or the giving of notice, would constitute such an Event of Default. Buyer and the Partnership shall have the right to increase the amount of the Letter of Credit in order to cause the satisfaction of the foregoing condition (B). As used herein, the term

"Aggregate SCA Liability" shall mean a written projection of the aggregate monetary obligation of the Partnership under the Assumption, Guaranty and Indemnity Agreement with respect to the SCA, prepared by an independent financial auditor taking into account the amount, interest rate and payment terms of District bonds then outstanding, the secondary assessed valuation of properties within the boundaries of the District, and such other factors as such financial auditor deems relevant for purposes of such calculation. Newhall shall have the right to select the independent financial auditor who will determine the Aggregate SCA Liability, which selection shall be subject to approval by the Partnership. The Partnership shall have the right, by delivery of written notice to Newhall, to request a determination of the Aggregate SCA Liability at any time, and from time to time, until the Full Release Condition occurs; provided, however, that the Partnership shall not be entitled to request an Aggregate SCA Liability determination more than twice in any calendar year. The Partnership shall pay the fees and costs charged by the financial auditor for each Aggregate SCA Liability determination requested by the Partnership. Within 10 days after delivery of such determination request to Newhall, Newhall shall deliver notice to the Partnership of its selected financial auditor. If the financial auditor selected by Newhall is rejected by the Partnership (which rejection shall be made by the delivery of written notice to Newhall), then Newhall shall select another such financial auditor for approval by the Partnership, and this process shall continue until the selection of a financial auditor acceptable to both Newhall and the Partnership.

                                   36.3.2 FULL RELEASE CONDITION.
Notwithstanding any contrary provision hereof (or of the Security Agreements or the Assumption, Guaranty and Indemnity Agreement), all of the obligations of Buyer and the Partnership under this PARAGRAPH 36 and all documents and instruments to be executed and delivered pursuant hereto including, but not limited to, the Letter of Credit, the Security Agreements (if not previously terminated and released as the result of the occurrence of the Partial Release Condition), and the Assumption, Guaranty and Indemnity Agreement) shall terminate and shall be released, discharged, extinguished, and shall otherwise be null and void and of no further force or effect upon the occurrence of the Full Release Condition. As used herein, the term "Full Release Condition" shall mean that (A) the SCA Release has occurred, and
(B) all Land under the Option Agreements has been purchased and paid for. Notwithstanding anything to the contrary in this Subparagraph, the Full Release Condition may not occur at any time that an Event of Default (as defined in the Security Agreements) has occurred and is continuing or a monetary default has occurred and is continuing which monetary default, with the passage of time and/or the giving of notice, would constitute such an Event of Default.

                                   36.3.3  REDUCTION OF LETTER OF
CREDIT AMOUNT. If at any time the sum of the Aggregate SCA Liability (as determined pursuant to PARAGRAPH 36.3.1) plus the outstanding indebtedness under the Improvement District bonds constituting an assessment lien against the Land not yet purchased under the Option Agreements or not yet released from the lien of any carryback financing under the Option Agreements, is less than the amount of the Letter of Credit, Newhall shall not unreasonably withhold its consent to a reduction of the amount of the Letter of Credit to an amount equal to such Aggregate SCA Liability plus such outstanding indebtedness under such Improvement District bonds.

                                    36.3.4  NEWHALL   OBLIGATION.
Until such time as the Full Release Condition occurs, and provided that no Event of Default (as defined in the Security Agreements) is then continuing, Newhall shall not take any action or fail to take any action which causes or with the giving of notice and/or the passage of time would cause, a default under the Herberger Guaranty or the SCA.

                                    36.3.5       INSURANCE    FOR
PARTNERSHIP  ASSETS.  Until the Full  Release  Condition  occurs,
Sunbelt/HH (in its capacity as general partner in the Partnership) hereby covenants with Seller that Sunbelt/HH, in its capacity as general partner in the Partnership, shall cause the Partnership to maintain in force adequate insurance to provide for the reasonable protection of the assets of the Partnership, which coverage shall include, to the extent reasonably available at no material cost, an agreement by the insurer to waive its right of subrogation against Seller in connection with any matter covered by such insurance for which Seller has a contractual indemnity obligation hereunder.

                           36.4     BUYER'S ADDITIONAL COVENANTS.
Until the first to occur of the Partial Release Condition or the Full Release Condition, Buyer hereby covenants with Seller that, without prior consent of Newhall, which consent shall be exercised in Newhall's sole discretion, Buyer shall not, except for sales in the ordinary course of the Partnership's business and Permitted Transfers: (i) sell, assign, transfer, pledge, hypothecate or encumber voluntarily or by operation of law any of Buyer's ownership interest in the Partnership; (ii) cause the Partnership to convey or consent to the conveyance by the Partnership of all or substantially all of the Property to another Person (other than the conveyance of the last 10% of such Property and the providing of the financial assurance described in the last sentence of this Paragraph); (iii) dissolve or cause or acquiesce in the dissolution of the Partnership or distribute or cause or acquiesce in the distribution of the Property to the partners of the Partnership and/or their successors and assigns;
(iv) amend or acquiesce in the amendment of the terms under which the District has been formed to authorize the issuance by the District of additional bonds in excess of the $20,000,000.00 currently authorized bonding capacity of the District; (v) cause or participate or acquiesce in the formation of any other municipal improvement district, community facilities district or other type or form of public financing of existing or future infrastructure or improvements in, upon or benefitting the Property. Furthermore, if, at such time that 90% of the Property has been sold by the Partnership, the Partial Release Condition or the Full Release Condition has not occurred, then Sunbelt/HH (in its capacity as general partner in the Partnership) shall cause the Partnership to provide to Newhall additional financial assurance, such as a new Letter of Credit (or an increase in the amount of the then-existing Letter of Credit, if it has not then been released) or a collateral assignment of sales proceeds receivable reasonably acceptable to Newhall, to adequately assure an unencumbered source of readily available funds to discharge in full the amount of any remaining liability and obligation of the Partnership under the Assumption, Guaranty and Indemnity Agreement; provided, however, that in no event shall the additional financial assurance described in this sentence exceed the amount described in PARAGRAPH 36.3.3. No release or termination of the Security Agreements shall occur as the result of the provision of additional assurance pursuant to the preceding sentences, unless the Partial Release Condition or the Full Release Condition has then occurred or occurs thereafter.

                           36.5     RIGHTS RESERVED  TO  NEWHALL.
Newhall is hereby reserved and granted the right after 10 days prior written notice to Buyer, but Newhall shall have no obligation, to cure any default by the Partnership in the payment of any special assessments and/or ad valorem taxes levied or imposed against the Property and/or under the Certificate of Purchase. In addition, Newhall is hereby reserved and granted the right after 10 days prior written notice to Buyer (or such shorter notice period as may be necessary to prevent the lapse, expiration and/or revocation of the Partnership's rights under the Option Agreements, but in no event shall the notice period under this sentence be less than 3 business days), but Newhall shall have no obligation, to cause the exercise of rights and the payment of funds under the Option Agreements so as to prevent the lapse, expiration and/or revocation of the Partnership rights under the Option Agreements. Any funds advanced by Newhall in the exercise of its rights reserved and granted under this PARAGRAPH
36.5 shall be repaid within 30 days of presentation to Buyer and the Partnership of a statement by Newhall. The amount of any advance shall bear interest at the rate of 18% per annum from the date on which demand for payment is made upon the Partnership by Newhall until paid in full. The payment of such advances plus interest and expenses originally incurred by Newhall in connection with any such advance, including without limitation, reasonable attorneys' fees, shall be secured for repayment by the Assumption, Guaranty and Indemnity Agreement and the Security Agreement(s).

                  37. LIMITATION OF RECOURSE OF SELLER'S PARTNERS. The liabilities and obligations of Newhall and the Corporation under this Agreement shall be joint and several. Buyer acknowledges that if Seller breaches this Agreement, Buyer shall have no recourse to the assets, properties or funds of any partner, officer, director, employee or shareholder of Newhall or the Corporation or any partner of Newhall, and no such partner, officer, director, employee or shareholder shall have any personal liability to Buyer. Buyer's sole recourse shall be to the assets and properties of Seller.

                  38. BROKER'S COMMISSION. Upon but only in the event of Closing, Buyer shall pay a commission to Nathan & Associates, Inc. ("Broker") pursuant to the terms of a separate agreement between Buyer and Broker. Except for the foregoing commission to Broker, each party warrants and represents to the other that no real estate sales or brokerage commissions, finders fees or similar payments are or will be due in connection with this transaction, as the result of any act(s) of the party so representing. Each party shall defend, indemnify and hold the other harmless for, from and against any claims by third Persons, made as a result of any act(s) of the party so representing, for real estate sales or brokerage commissions, finders fees or similar payments in connection with the transactions provided for herein, and all costs and expenses incurred by the indemnitee in connection therewith including, but not limited to, reasonable attorneys' fees.

                  39. STATEMENT OF BUYER'S INTENT REGARDING NEWHALL'S EMPLOYEES. Buyer acknowledges that Seller has requested that Sunbelt/HH use its good faith reasonable efforts to employ the following employees of Newhall employed on behalf of the Partnership following the Closing of the sale of the Partnership
Interests: Curt Smith, Mark Hammons, Kirby Brandon, Allen Heytens, Judy Rulli, Sandy Esmay, Leslie Savage, and Carol Bailey (the "Employees"). Sunbelt/HH hereby agrees to use its good faith reasonable efforts to employ the

Employees following the Closing of the sale of the Partnership Interests, which employment will be through Sunbelt Holdings I L.L.C. or one of its affiliated or related entities (the "Employing Entity"); provided, however, that the failure of
Sunbelt/HH to do so, so long as Sunbelt/HH has used its good faith reasonable efforts shall not constitute an event of default under this Agreement or under any document or instrument executed and delivered in connection with the Closing of the sale of the Partnership Interests. On or before the Closing, Seller shall terminate the employment of the Employees to be employed by Buyer. Seller shall be responsible for, and shall indemnify and hold harmless (in accordance with the provisions of PARAGRAPH 14) Buyer and each Indemnified Acquiring Party for, from and against
(A) all claims of any Employee resulting from or relating to its termination by Seller, and (B) all vacation, sick leave, severance pay, and other benefits accrued with respect to the Employees as of the Closing.

                  40. DISCLAIMER OF ADDITIONAL DISTRICT BOND FINANCING. At Buyer's request and at no cost or liability whatsoever to Newhall, Newhall agrees reasonably to cooperate with Buyer and to assist Buyer and/or the Partnership with any future application filed by either of them with the District seeking approval of the issuance by the District of additional bonds for the acquisition and/or construction of infrastructure in, upon or for the benefit of the Project. Newhall especially disclaims any obligation or requirement, and Buyer waives any right to demand or require Newhall, to make available to Buyer, the District, the City, the Partnership or any other Person financial support of any kind whatsoever for any future District bond issue. Seller has given Buyer, and Buyer has had ample opportunity to review, copies of all documents pertaining to the formation of the District and the authorization and issuance of District bonds as more particularly described in SCHEDULE 40. Buyer acknowledges that there is no guarantee or assurance by the District, the City, Newhall, the Corporation and/or any other Person that the District ever will issue or authorize the issuance of any additional District bonds or that the district will provide any other form of funds or financing for the acquisition and/or construction of infrastructure in, upon or for the benefit of the Project or the Buyer, the Partnership or their respective successors and/or assigns. Buyer acknowledges further that neither Newhall, the Corporation, the Partnership, nor any employee, agent, consultant or attorney on behalf of Newhall, the Corporation and/or the Partnership has represented to Buyer, its employees, agents, consultants or attorneys that the District ever will issue any additional bonds or other form of funds or financing to be used in the development or construction of improvements in, upon and/or for the benefit of the Project. Furthermore, Buyer acknowledges that the Purchase Price has been negotiated between Seller and Buyer based upon the understanding by Buyer that there is no assurance that additional District bond financing will be made available by the District for the future acquisition and/or construction of infrastructure in, upon or for the benefit of the Project.

                  41.   LIMITATION   OF  RECOURSE  OF  INVESTORS.
Notwithstanding anything to the contrary herein, Seller acknowledges and agrees that (A) the investment of Investors in the Partnership, the Project and the transactions described in this Agreement is as a limited partner only, (B) if Buyer or the Partnership breaches or fails to perform any of their respective obligations under this Agreement or any other agreement, document or instrument described in or executed pursuant to this Agreement (including, but not limited to, the Security Agreement and the Assumption, Guaranty and Indemnity Agreement), then (i) Seller shall have no recourse to the assets, properties or funds of Investors or of any member or manager in Investors, (ii) neither Investors nor any such member or manager in Investors, nor any officer, director, employee or shareholder of Investors or any such member or manager shall have any personal liability to Seller or any other Person, and (iii) Seller's sole recourse shall be to the assets and properties of the Partnership and Sunbelt/HH and, in the event of an Event of Default (as defined in the Security Agreements), to the Partnership Interests and the Letter of Credit pursuant to the terms of the Security Agreements.


        [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                 BUYER:

                 SUNBELT/H & H L.L.C., an Arizona limited liability company

                 By:      SUNBELT HOLDINGS I L.L.C., an Arizona
                          limited liability company
                          Its:     Member
                          By:      SUNBELT HOLDINGS MANAGEMENT, INC.,
                                   its Manager


                          By:  /s/ John W. Graham
                               Its:  President

                 By:      H & H McDOWELL MOUNTAIN RANCH
                          LIMITED PARTNERSHIP, a California
                          limited partnership
                          Its:     Member

                          By:      HAAS AND HAYNIE CORPORATION, a
                                   California corporation
                                   Its:     General Partner


                               By:  /s/ Paul B. Fay III
                               Its:  President


                 McDOWELL MOUNTAIN RANCH INVESTORS, L.L.C., a Delaware limited liability company

                 By:      FARALLON CAPITAL MANAGEMENT,
                          INC., a Delaware corporation
                          Its:     Manager


                          By:  /s/ Jason M. Fish
                               Its:  Managing Director

                          Date of Execution:  March 19, 1996

                 SELLER:

                 THE NEWHALL LAND AND FARMING
                 COMPANY, a California limited partnership

                 By:      NEWHALL MANAGEMENT LIMITED
                          PARTNERSHIP, a California Limited
                          Partnership
                          Its Managing General Partner

                 By:      NEWHALL MANAGEMENT
                          CORPORATION, a California corporation
                          Its Managing General Partner


                 By:      /s/ Gary M. Cusumand

                          Its:  President


                 By:      /s/ Stuart R. Mork

                          Its:  Chief Financial Officer



                 McDOWELL MOUNTAIN RANCH, INC., an
                 Arizona corporation


                 By:  /s/ Erik R. Higgins

                          Its:  Assistant Treasurer

                 Date of Execution:  March 19, 1996

ESCROW AGENT ACCEPTANCE:

         Escrow Agent hereby agrees to be bound by the provisions hereof and to perform its obligations as set forth herein in accordance with the terms hereof, and to prepare and file all necessary information, reports and returns regarding the transaction contemplated hereby as required by the Internal Revenue Code of 1986 (the "Code"), including, without limitation, I.R.S. Form 1099-B. Escrow Agent agrees to indemnify, hold harmless and defend Buyer, Seller and their respective attorneys for, from and against all claims, costs, liabilities, penalties or expenses resulting from Escrow Agent's failure to file all appropriate reports and forms required to be filed under the Code, including, without limitation reasonable attorneys fees.


                        OLD REPUBLIC TITLE INSURANCE AGENCY,
                        INC., an Arizona corporation



                        By:
                        Its:  Branch Manager

                        Date of Execution:  ___________________, 1996